PROSPECTUS	T. Rowe Price
PRINX PRSMX TRSXX	Summit Municipal Income Fund Summit Municipal Intermediate Fund Summit Municipal Money Market Fund
March 1 2011	Municipal money and bond funds for investors seeking tax-exempt income.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

1	Summary

Mutual fund shares are not deposits or obligations of, or guaranteed by, any depository institution. Shares are not insured by the Federal Deposit Insurance Corporation, Federal Reserve, or any other government agency, and are subject to investment risks, including possible loss of the principal amount invested.

Summit Municipal Income Fund 1 Summit Municipal Intermediate Fund 6 Summit Municipal Money Market Fund 11
2	Information About Accounts in T. Rowe Price Funds
Pricing Shares and Receiving Sale Proceeds 16 Useful Information on Distributions and Taxes 21 Transaction Procedures and Special Requirements 26 Account Maintenance and Small Account Fees 30
3	More About the Funds
Organization and Management 31 More Information About the Funds and Their Investment Risks 33 Investment Policies and Practices 38 Disclosure of Fund Portfolio Information 50 Financial Highlights 50
4	Investing with T. Rowe Price

Account Requirements and Transaction Information             55

Opening a New Account                                56

Purchasing Additional Shares                        59

Exchanging and Redeeming Shares              60

Rights Reserved by the Funds                        62

Information About Your Services                    63

T. Rowe Price Brokerage                                65

Investment Information                                  66

T. Rowe Price Privacy Policy                           67

SUMMARY

T . Rowe Price Summit Municipal Income Fund

  Investment Objective

The fund seeks a high level of income exempt from federal income taxes.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

Fees and Expenses of the Fund

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	NONE

Maximum deferred sales charge (load)	NONE

Redemption fee	NONE

Maximum account fee	$10[a]
Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fee	0.50%

Distribution and service (12b-1) fees	0.00%

Other expenses	0.00%

Total annual fund operating expenses	0.50%

a  Nonretirement accounts with less than a $2,000 balance (with certain exceptions) may be subject to an annual $10 fee.

Example   This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 year	3 years	5 years	10 years
$51	$ 160	$ 280	$628

Portfolio Turnover  The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 12 .1% of the average value of its portfolio.

Investments, Risks, and Performance

Principal Investment Strategies  The fund will normally invest at least 80% of its total assets in investment-grade municipal securities rated in the four highest credit categories ( AAA to BBB or equivalent ) by at least one nationally recognized credit rating agency or, if unrated, deemed to be of comparable quality by T . Rowe Price. To enhance income, the fund may invest up to 20% of its total assets in noninvestment-grade bonds, known as “junk” bonds in the taxable bond market, including those with the lowest ratings. While the fund may buy securities of any maturity, most of its investments are expected to be in long-term municipal securities and its weighted average maturity is expected to exceed 10 years.

Within this broad structure, investment decisions reflect the manager’s outlook for interest rates and the economy as well as the prices and yields of various securities. For example, if we expect rates to fall, the manager may buy longer-term securities in an attempt to seek higher yields and /or capital appreciation . And if, for instance, our economic outlook is positive, the manager may take advantage of the 20% “basket” for noninvestment-grade bonds.

Normally, at least 80% of the fund’s income will be exempt from federal income taxes. However, a significant portion of the fund’s assets may be invested in securities subject to the alternative minimum tax (AMT).

From time to time, the fund may

invest a significant portion of its assets in sectors with special risks, such as health care, electric utility, or private activity bonds. The fund may sell holdings for a variety of reasons, such as to adjust the portfolio’s average maturity , or to shift assets into or out of higher-yielding securities.

Principal Risks  As with any mutual fund, there is no guarantee that the fund will achieve its objective. The fund’s share price fluctuates, which means you could lose money by investing in the fund. The principal risks of investing in this fund are summarized as follows :

Active management risk   The fund is subject to the risk that the investment adviser’s judgments about the attractiveness, value, or potential appreciation of the fund’s investments may prove to be incorrect. If the securities selected and strategies employed by the fund fail to produce the intended results, the fund could underperform other funds with similar objectives and investment strategies.

Interest rate risk  This is the risk that a rise in interest rates will cause the price of a fixed rate debt security to fall. Generally, the longer the maturity of a security or weighted average maturity of a fund, the greater the interest rate risk.

T. Rowe Price	2

Credit risk  This is the risk that an issuer of a debt security or counterparty to an over-the-counter derivative could suffer an adverse change in financial condition that results in a payment default, security downgrade, or inability to meet a financial obligation. Economic downturns often result in reduced levels of taxes collected and revenues earned for municipalities. This, in turn, lessens the financial strength of a municipality and increases the credit risk of the securities it issues.

Municipal securities risk  The fund will be significantly impacted by events that affect the municipal bond market , which could include unfavorable legislative or political developments and adverse changes in the financial conditions of state and municipal issuers. Income from municipal bonds held by the fund could be declared taxable because of changes in tax laws or interpretations by taxing authorities, or noncompliant conduct of a municipal issuer. In addition, a portion of the fund’s otherwise tax-exempt dividends may be taxable to those shareholders subject to the alternative minimum tax. Certain sectors of the municipal bond market have special risks that can impact them more significantly than the market as a whole. For example, health care can be hurt by rising expenses and dependency on third party reimbursements, electric utilities are subject to governmental rate regulation, and private activity bonds rely on project revenues and the creditworthiness of the corporate user as opposed to governmental support .

Liquidity risk   This is the risk that a fund may not be able to sell a security in a timely manner at a desired price

. The secondary market for certain municipal bonds tends to be less developed and liquid than many other securities markets, which may adversely affect the fund’s ability to sell such municipal bonds at attractive prices.

Performance  The

bar chart showing calendar year returns and the average annual total returns table indicate risk by illustrating how much returns can differ from one year to the next and how fund performance compares with that of a comparable market index. The fund’s past performance (before and after taxes) is not necessarily an indication of future performance.

The fund can also experience short-term performance swings, as shown by the best and worst calendar quarter returns during the years depicted.

In addition, the average annual total returns table shows hypothetical after-tax returns to suggest how taxes paid by a shareholder may influence returns. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as a 401(k) account or individual retirement account .

Summary	3

Average Annual Total Returns
A	Periods ended
	December 31, 2010
Returns before taxes	1 Year	5 Years	10 Years
Summit Municipal Income Fund
Returns before taxes	2.37%	3.68%	4.81%
Returns after taxes on distributions	2.37	3.68	4.81
Returns after taxes on distributions
and sale of fund shares	3.1	3.77	4.79
Barclays Capital Municipal Bond Index	2.38	4.09	4.83
Lipper General Municipal Debt Funds Average	1.72	2.59	3.69

Updated performance information is available through troweprice.com or may be obtained by calling 1-800-225-5132.

Management

Investment Adviser   T. Rowe Price Associates, Inc. (T. Rowe Price)

Portfolio Manager	Title	Managed Fund Since	Joined Investment Adviser
Kostantine B. Mallas	Chairman of Investment Advisory Committee	1999	1986

Purchase and Sale of Fund Shares

The fund generally requires a minimum initial investment of $25,000 and a minimum subsequent investment of $1,000. If you hold shares through a financial intermediary, your financial intermediary may impose different investment minimums.

T. Rowe Price	4

You may purchase, redeem or exchange shares of the fund on any day the New York Stock Exchange is open for business by accessing your account online at troweprice.com, by calling 1-800-225-5132, or by written request. If you hold shares through a financial intermediary, you must purchase, redeem and exchange shares through your intermediary.

Tax Information

The fund declares dividends daily and pays them on the first business day of each month. The fund intends to distribute tax-exempt income. However, a portion of the fund’s distributions may be subject to federal income taxes or the alternative minimum tax.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase the fund through a broker-dealer or other financial intermediary, the fund and its related companies may pay the intermediary for the performance of administrative services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s web site for more information on these payments.

Summary	5

SUMMARY

T . Rowe Price Summit

Muncipal Intermediate Fund

  Investment Objective

The fund seeks the highest level of income exempt from federal income taxes consistent with moderate price fluctuation.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

Fees and Expenses of the Fund

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	NONE

Maximum deferred sales charge (load)	NONE

Redemption fee	NONE

Maximum account fee	$10[a]
Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fee	0.50%

Distribution and service (12b-1) fees	0.00%

Other expenses	0.00%

Total annual fund operating expenses	0.50%

a  Nonretirement accounts with less than a $2,000 balance (with certain exceptions) may be subject to an annual $10 fee.

Example   This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 year	3 years	5 years	10 years
$51	$ 160	$ 280	$628

Portfolio Turnover  The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 8. 2 % of the average value of its portfolio.

T. Rowe Price	6

Investments, Risks, and Performance

Principal Investment Strategies   The fund will normally invest at least 90% of its total assets in investment-grade municipal securities rated in the four highest credit categories (AAA  to BBB, or equivalent) by at least one nationally recognized credit rating agency or, if unrated, deemed to be of comparable quality by T . Rowe Price. To enhance income, the fund may invest up to 10% of the fund’s total assets in below investment-grade bonds, known as “junk” bonds in the taxable bond market, including those with the lowest ratings. There are no maturity limitations on individual securities, but the fund’s weighted average effective maturity will normally range between five and 10 years. Targeting effective maturity gives the fund manager additional flexibility.

Within this broad structure, investment decisions reflect the manager’s outlook for interest rates and the economy as well as the prices and yields of various securities. For example, if we expect rates to fall, the manager may buy longer-term securities in an attempt to seek higher yields and /or capital appreciation . And if, for instance, our economic outlook is positive, the manager may take advantage of the 10% “basket” for noninvestment-grade bonds .

Normally, at least 80% of the fund’s income will be exempt from federal income taxes. However, up to 20% of the fund’s assets may be invested in securities subject to the alternative minimum tax (AMT).

From time to time, the fund may

invest a significant portion of its assets in sectors with special risks, such as health care, electric utility, or private activity bonds. The fund may sell holdings for a variety of reasons, such as to adjust the portfolio’s average maturity , or to shift assets into or out of higher-yielding securities.

Principal Risks   As with any mutual fund, there is no guarantee that the fund will achieve its objective. The fund’s share price fluctuates, which means you could lose money by investing in the fund. The principal risks of investing in this fund are summarized as follows :

Active management risk   The fund is subject to the risk that the investment adviser’s judgments about the attractiveness, value, or potential appreciation of the fund’s investments may prove to be incorrect. If the securities selected and strategies employed by the fund fail to produce the intended results, the fund could underperform other funds with similar objectives and investment strategies.

Summary	7

Interest rate risk  This is the risk that a rise in interest rates will cause the price of a fixed rate debt security to fall. Generally, the longer the maturity of a security or weighted average maturity of a fund, the greater the interest rate risk.

Credit risk  This is the risk that an issuer of a debt security or counterparty to an over-the-counter derivative could suffer an adverse change in financial condition that results in a payment default, security downgrade, or inability to meet a financial obligation. Economic downturns often result in reduced levels of taxes collected and revenues earned for municipalities. This, in turn, lessens the financial strength of a municipality and increases the credit risk of the securities it issues.

Municipal securities risk   The fund will be significantly impacted by events that affect the municipal bond market , which could include unfavorable legislative or political developments and adverse changes in the financial conditions of state and municipal issuers. Income from municipal bonds held by the fund could be declared taxable because of changes in tax laws or interpretations by taxing authorities, or noncompliant conduct of a municipal issuer. In addition, a portion of the fund’s otherwise tax-exempt dividends may be taxable to those shareholders subject to the alternative minimum tax. Certain sectors of the municipal bond market have special risks that can impact them more significantly than the market as a whole. For example, health care can be hurt by rising expenses and dependency on third party reimbursements, electric utilities are subject to governmental rate regulation, and private activity bonds rely on project revenues and the creditworthiness of the corporate user as opposed to governmental support .

Liquidity risk   This is the risk that a fund may not be able to sell a security in a timely manner at a desired price

. The secondary market for certain municipal bonds tends to be less developed and liquid than many other securities markets, which may adversely affect the fund’s ability to sell such municipal bonds at attractive prices.

Performance  The

bar chart showing calendar year returns and the average annual total returns table indicate risk by illustrating how much returns can differ from one year to the next and how fund performance compares with that of a comparable market index. The fund’s past performance (before and after taxes) is not necessarily an indication of future performance.

The fund can also experience short-term performance swings, as shown by the best and worst calendar quarter returns during the years depicted.

In addition, the average annual total returns table shows hypothetical after-tax returns to suggest how taxes paid by a shareholder may influence returns. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as a 401(k) account or individual retirement account .

T. Rowe Price	8

Average Annual Total Returns
A	Periods ended
	December 31, 2010
Returns before taxes	1 Year	5 Years	10 Years
Summit Municipal Intermediate Fund
Returns before taxes	2.23%	4.15%	4.47%
Returns after taxes on distributions	2.23	4.15	4.47
Returns after taxes on distributions
and sale of fund shares	2.66	4.10	4.40
Barclays Capital Intermediate Competitive (1-17 yr maturity) Bond Index	2.97	4.55	4.78
Lipper Intermediate Municipal Debt Funds Average	2.31	3.49	3.92

Updated performance information is available through troweprice.com or may be obtained by calling 1-800-225-5132.

Management

Investment Adviser   T. Rowe Price Associates, Inc. (T. Rowe Price)

Portfolio Manager	Title	Managed Fund Since	Joined Investment Adviser
Charles B. Hill	Chairman of Investment Advisory Committee	1996	1991

Summary	9

Purchase and Sale of Fund Shares

The fund generally requires a minimum initial investment of $25,000 and a minimum subsequent investment of $1,000. If you hold shares through a financial intermediary, your financial intermediary may impose different investment minimums.

You may purchase, redeem or exchange shares of the fund on any day the New York Stock Exchange is open for business by accessing your account online at troweprice.com, by calling 1-800-225-5132, or by written request. If you hold shares through a financial intermediary, you must purchase, redeem and exchange shares through your intermediary.

Tax Information

The fund declares dividends daily and pays them on the first business day of each month. The fund intends to distribute tax-exempt income. However, a portion of the fund’s distributions may be subject to federal income taxes or the alternative minimum tax.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase the fund through a broker-dealer or other financial intermediary, the fund and its related companies may pay the intermediary for the performance of administrative services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s web site for more information on these payments.

T. Rowe Price	10

SUMMARY

T . Rowe Price Summit Municipal Money Market Fund

  Investment Objective

The fund seeks preservation of capital and liquidity and, consistent with these, the highest possible current income exempt from federal income taxes.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

Fees and Expenses of the Fund

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	NONE

Maximum deferred sales charge (load)	NONE

Redemption fee	NONE

Maximum account fee	$10[a]
Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fee	0.45%

Distribution and service (12b-1) fees	0.00%

Other expenses	0.00%

Total annual fund operating expenses	0.45%

a  Nonretirement accounts with less than a $2,000 balance (with certain exceptions) may be subject to an annual $10 fee.

Example   This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 year	3 years	5 years	10 years
$46	$ 144	$ 252	$567

Investments, Risks, and Performance

Principal Investment Strategies   The fund is a money fund managed in compliance with Rule 2a-7 under the Investment Company Act of 1940. The fund is managed to provide a stable share price of $1.00  and invests in high-quality municipal securities whose income is expected to be exempt from federal income taxes. The fund’s weighted average maturity will not exceed 60 days, its weighted average life will not exceed 120 days, and it will not purchase any security with a maturity longer than 397 calendar days (as required under Rule 2a-7). When calculating its weighted average maturity, a fund may shorten its maturity by using the interest rate resets of certain adjustable rate securities. A fund may not take into account these resets when calculating its weighted average life.

Summary	11

The fund’s yield will fluctuate with changes in short-term interest rates.

  In selecting securities, the portfolio manager may examine the relationships among yields on various types and maturities of money market securities in the context of interest rate outlooks . For example, if rates are expected to fall, the fund may purchase securities with longer maturities, which typically have higher yields than shorter maturities, to try to preserve the fund’s income level. Conversely, shorter maturities may be favored if rates are expected to rise.

Normally, at least 80% of the fund’s income will be exempt from federal income taxes. However, a significant portion of the fund’s assets may be invested in securities subject to the alternative minimum tax (AMT).

From time to time, the fund may invest a significant portion of its assets in sectors with special risks, such as health care, electric utility, or private activity bonds. The fund may sell holdings for a variety of reasons, such as to adjust the portfolio’s average maturity , or to shift assets into or out of higher-yielding securities.

Principal Risks  As with any mutual fund, there can be no guarantee the fund will achieve its objective. Although the fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the fund. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Recently, money market funds have experienced significant pressures from shareholder redemptions, issuer credit downgrades and illiquid markets , and historically low yields on the securities they can hold . Therefore, it is possible that a money market fund may no longer be able to value its shares at $1.00. The potential for realizing a loss of principal in the fund could derive from:

Credit risk  This is the risk that an issuer of a debt security could suffer an adverse change in financial condition that results in a payment default, security downgrade, or inability to meet a financial obligation. Rule 2a-7 under the Investment Company Act of 1940 requires that money market funds invest in securities rated in the highest two credit categories . However, the credit of the securities held by the fund may change rapidly in certain market environments.

Interest rate risk  This is the risk that a decline in interest rates will lower a fund’s yield, or that a rise in the overall level of interest rates will cause a decline in the prices of fixed income securities held by a fund . The fund’s yield will vary; it is not fixed for a specific period like the yield on a bank certificate of deposit. This is a disadvantage when interest rates are falling because the fund would have to reinvest at lower interest rates. During periods of extremely low short-term interest rates, the fund may not be able to maintain a positive yield or yields on par with historical levels.

T. Rowe Price	12

Municipal securities risk  The fund will be significantly impacted by events that affect the municipal bond market , which could include unfavorable legislative or political developments and adverse changes in the financial conditions of state and municipal issuers. Income from municipal bonds held by the fund could be declared taxable because of changes in tax laws or interpretations by taxing authorities, or noncompliant conduct of a municipal issuer. In addition, a portion of the fund’s otherwise tax-exempt dividends may be taxable to those shareholders subject to the alternative minimum tax. Certain sectors of the municipal bond market have special risks that can impact them more significantly than the market as a whole. For example, health care can be hurt by rising expenses and dependency on third party reimbursements, electric utilities are subject to governmental rate regulation, and private activity bonds rely on project revenues and the creditworthiness of the corporate user as opposed to governmental support .

Liquidity risk   This is the risk that a fund may not be able to sell a security in a timely manner at a desired price

. The secondary market for certain municipal bonds tends to be less developed and liquid than many other securities markets, which may adversely affect the fund’s ability to sell such municipal bonds at attractive prices.

Performance   The bar chart showing calendar year returns and the average annual total returns table indicate risk by illustrating how much returns can differ from one year to the next . The fund’s past performance is not necessarily an indication of future performance.

The fund can also experience short-term performance swings, as shown by the best and worst calendar quarter returns during the years depicted.

Summary	13

Average Annual Total Returns
A	Periods ended
	December 31, 2010
Returns before taxes	1 Year	5 Years	10 Years

Summit Municipal Money Market Fund	0.01%	1.70%	1.59%
Lipper Tax-Exempt Money Market Funds Average	0.03	1.56	1.41

Updated performance information is available through troweprice.com or may be obtained by calling 1-800-225-5132.

Management

Investment Adviser   T. Rowe Price Associates, Inc. (T. Rowe Price)

Portfolio Manager	Title	Managed Fund Since	Joined Investment Adviser
Joseph K. Lynagh	Chairman of Investment Advisory Committee	2001	1990

Purchase and Sale of Fund Shares

The fund generally requires a minimum initial investment of $25,000 and a minimum subsequent investment of $1,000. If you hold shares through a financial intermediary, your financial intermediary may impose different investment minimums.

T. Rowe Price	14

You may purchase, redeem or exchange shares of the fund on any day the New York Stock Exchange is open for business by accessing your account online at troweprice.com, by calling 1-800-225-5132, or by written request. If you hold shares through a financial intermediary, you must purchase, redeem and exchange shares through your intermediary.

Tax Information

The fund declares dividends daily and pays them on the first business day of each month. The fund intends to distribute tax-exempt income. However, a portion of the fund’s distributions may be subject to federal income taxes or the alternative minimum tax.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase the fund through a broker-dealer or other financial intermediary, the fund and its related companies may pay the intermediary for the performance of administrative services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s web site for more information on these payments.

Summary	15

Information About Accounts in T. Rowe Price Funds	2

As a T. Rowe Price shareholder, you will want to know about the following policies and procedures that apply to the T. Rowe Price family of stock, bond, and money funds.

  Pricing Shares and Receiving Sale Proceeds

How and When Shares Are Priced

The share price (also called “net asset value” ) for all funds is calculated at the close of the New York Stock Exchange, normally 4 p.m. ET, each day that the exchange is open for business. To calculate the net asset value , the fund’s assets are valued and totaled, liabilities are subtracted, and the balance, called net assets, is divided by the number of shares outstanding. Market values are used to price stocks and bonds. Market values represent the prices at which securities actually trade or evaluations based on the judgment of the fund’s pricing services. If a market value for a security is not available, the fund will make a good faith effort to assign a fair value to the security by taking into account factors that have been approved by the fund’s Board of Directors/Trustees. This value may differ from the value the fund receives upon sale of the securities. Amortized cost is used to price securities held by money funds and certain other debt securities held by a fund. Investments in mutual funds are valued at the closing net asset value per share of the mutual fund on the day of valuation.

Non-U.S. equity securities are valued on the basis of their most recent closing market prices at 4 p.m. ET except under the circumstances described below. Most foreign markets close before 4 p.m. ET. For securities primarily traded in the Far East, for example, the most recent closing prices may be as much as 15 hours old at 4 p.m. ET. If a fund determines that developments between the close of a foreign market and 4 p.m. ET will, in its judgment, materially affect the value of some or all of the fund’s securities, the fund will adjust the previous closing prices to reflect what it believes to be the fair value of the securities as of 4 p.m. ET. In deciding whether to make these adjustments, the fund reviews a variety of factors, including developments in foreign markets, the performance of U.S. securities markets, and the performance of instruments trading in U.S. markets that represent foreign securities and baskets of foreign securities. The fund may also fair value securities in other situations, for example, when a particular foreign market is closed but the fund is open. The fund uses outside pricing services to provide it with closing market prices and information used for adjusting those prices. The fund cannot predict how often it will use closing prices and how often it will adjust those prices. As a means of evaluating its fair value process, the fund routinely compares closing market prices, the next day’s opening prices in the same markets, and adjusted prices. Other mutual funds may adjust the prices of their securities by different amounts.

T. Rowe Price	16

The various ways you can buy, sell, and exchange shares are explained at the end of this prospectus and on the New Account Form. These procedures may differ for institutional and employer-sponsored retirement accounts or if you hold your account through an intermediary.

How Your Purchase, Sale, or Exchange Price Is Determined

If your request is received by T. Rowe Price in correct form by 4 p.m. ET, your transaction will be priced at that business day’s net asset value . If we receive it after 4 p.m. ET, it will be priced at the next business day’s net asset value .

The funds generally do not accept orders that request a particular day or price for a transaction or any other special conditions.

Fund shares may be purchased through various third-party intermediaries including banks, brokers, and investment advisers. Where authorized by a fund, orders will be priced at the net asset value next computed after receipt by the intermediary. Contact your intermediary for trade deadlines and the applicable policies for purchasing, selling, or exchanging your shares, as well as initial and subsequent investment minimums. The intermediary may charge a fee for its services.

When authorized by the fund, certain financial institutions or retirement plans purchasing fund shares on behalf of customers or plan participants through Financial Institution Services or Retirement Plan Services may place a purchase order unaccompanied by payment. Payment for these shares must be received by the time designated by the fund (not to exceed the period established for settlement under applicable regulations). If payment is not received by this time, the order may be canceled. The financial institution or retirement plan is responsible for any costs or losses incurred by the fund or T .  Rowe Price if payment is delayed or not received.

Note: The time at which transactions and shares are priced and the time until which orders are accepted may be changed in case of an emergency or if the New York Stock Exchange closes at a time other than 4 p.m. ET. There may be times when you are unable to contact us by telephone or access your account online due to extreme market activity, the unavailability of the T .  Rowe Price web site, or other circumstances. Should this occur, your order must still be placed and accepted prior to the time the New York Stock Exchange closes to be priced at that business day’s net asset value .

How You Can Receive the Proceeds From a Sale

When filling out the New Account Form, you may wish to give yourself the widest range of options for receiving proceeds from a sale.

If your request is received by T. Rowe Price by 4 p.m. ET (on a business day) in correct form, proceeds are usually sent on the next business day. Proceeds can be sent to you by mail or to your bank account by Automated Clearing House transfer or bank wire. Automated Clearing House is an automated method of initiating payments from, and receiving payments in, your financial institution account. Proceeds sent by Automated Clearing House transfer are usually credited the second business day after the sale. Proceeds sent by bank wire should be credited to your account the first business day after the sale.

Information About Accounts in T. Rowe Price Funds	17

Exception   Under certain circumstances and when deemed to be in a fund’s best interest, your proceeds may not be sent for up to seven calendar days after we receive your redemption request. Under certain limited circumstances, the Board of Directors/Trustees of a money fund may elect to suspend redemptions and postpone payment of redemption proceeds in order to facilitate an orderly liquidation of the money fund.

If for some reason we cannot accept your request to sell shares, we will contact you.

Contingent Redemption Fee

Short-term trading can disrupt a fund’s investment program and create additional costs for long-term shareholders. For these reasons, certain T. Rowe Price funds, listed in the following table, assess a fee on redemptions (including exchanges), which reduces the proceeds from such redemptions by the amounts indicated:

T. Rowe Price Funds With Redemption Fees
Fund	Redemption fee	Holding period
Africa & Middle East	2%	90 days or less
Diversified Small-Cap Growth	1%	90 days or less
Emerging Europe & Mediterranean	2%	90 days or less
Emerging Markets Bond	2%	90 days or less
Emerging Markets Stock	2%	90 days or less
Equity Index 500	0.5%	90 days or less
European Stock	2%	90 days or less
Extended Equity Market Index	0.5%	90 days or less
Global Infrastructure	2%	90 days or less
Global Large-Cap Stock	2%	90 days or less
Global Real Estate	2%	90 days or less
Global Stock	2%	90 days or less
High Yield	1%	90 days or less
International Bond	2%	90 days or less
International Discovery	2%	90 days or less
International Equity Index	2%	90 days or less
International Growth & Income	2%	90 days or less
International Stock	2%	90 days or less
Japan	2%	90 days or less
Latin America	2%	90 days or less
New Asia	2%	90 days or less
Overseas Stock	2%	90 days or less
Real Estate	1%	90 days or less
Small-Cap Value	1%	90 days or less
Spectrum International	2%	90 days or less
Tax-Efficient Equity	1%	less than 365 days
Total Equity Market Index	0.5%	90 days or less
U.S. Bond Index	0.5%	90 days or less

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Redemption fees are paid to a fund to deter short-term trading, offset costs, and protect the fund’s long-term shareholders. Subject to the exceptions described on the following pages, all persons holding shares of a T. Rowe Price fund that imposes a redemption fee are subject to the fee, whether the person is holding shares directly with a T. Rowe Price fund, through a retirement plan for which T. Rowe Price serves as recordkeeper, or indirectly through an intermediary, such as a broker, bank, investment adviser, recordkeeper for retirement plan participants, or any other third party.

Computation of Holding Period

When an investor sells shares of a fund that assesses a redemption fee, T. Rowe Price will use the “first-in, first-out” method to determine the holding period for the shares sold. Under this method, the date of redemption or exchange will be compared with the earliest purchase date of shares held in the account. The day after the date of your purchase is considered Day 1 for purposes of computing the holding period. For a fund with a 365-day holding period, a redemption fee will be charged on shares sold before the end of the required holding period.

 For funds with a 90-day holding period, a redemption fee will be charged on shares sold on or before the end of the required holding period. For example, if you redeem your shares on or before the 90th day from the date of purchase, you will be assessed the redemption fee. If you purchase shares through an intermediary, consult your intermediary to determine how the holding period will be applied.

Transactions Not Subject to Redemption Fees

The T. Rowe Price funds will not assess a redemption fee with respect to certain transactions. As of the date of this prospectus, the following shares of T. Rowe Price funds will not be subject to redemption fees:

1.    Shares redeemed via an automated, systematic withdrawal plan;

Information About Accounts in T. Rowe Price Funds	19

2.    Shares redeemed through or used to establish certain rebalancing or asset allocation programs or fund-of-funds products, if approved in writing by T. Rowe Price;

3.    Shares purchased by the reinvestment of dividends or capital gain distributions;*

4.    Shares converted from one share class to another share class of the same fund;*

5.    Shares redeemed by a fund (e.g., for failure to meet account minimums or to cover various fees, such as fiduciary fees);

6.    Shares purchased by rollover and changes of account registration within the same fund;*

7.    Shares redeemed to return an excess contribution in an individual retirement account;

8.    Shares of T. Rowe Price funds purchased by certain other T. Rowe Price funds or accounts managed by T. Rowe Price (please note that other shareholders of the T. Rowe Price fund are still subject to the policy);

9.    Shares that are redeemed in-kind;

10. Shares transferred to T. Rowe Price or a third-party intermediary acting as a service provider when the age of the shares cannot be determined systematically; * and

11 .      Shares redeemed in retirement plans or other products that restrict trading to no more frequently than once per quarter, if approved in writing by T. Rowe Price.

*  Subsequent exchanges of these shares into funds that assess redemption fees will subject such shares to the fee.

Redemption Fees on Shares Held in Retirement Plans

If shares are held in a retirement plan, redemption fees will generally be assessed on shares redeemed by exchange only if they were originally purchased by exchange. However, redemption fees may apply to transactions other than exchanges depending on how shares of the plan are held at T. Rowe Price or how the fees are applied by your plan’s recordkeeper. To determine which of your transactions are subject to redemption fees, you should contact T. Rowe Price or your plan recordkeeper.

Omnibus Accounts

If your shares are held through an intermediary in an omnibus account, T. Rowe Price relies on the intermediary to assess the redemption fee on underlying shareholder accounts. T. Rowe Price seeks to identify intermediaries establishing omnibus accounts and to enter into agreements requiring the intermediary to assess the redemption fees. There are no assurances that T. Rowe Price will be successful in identifying all intermediaries or that the intermediaries will properly assess the fees.

T. Rowe Price	20

Certain intermediaries may not apply the exemptions previously listed to the redemption fee policy; all redemptions by persons trading through such intermediaries may be subject to the fee. Certain intermediaries may exempt transactions not listed from redemption fees, if approved by T. Rowe Price. Persons redeeming shares through an intermediary should check with their respective intermediary to determine which transactions are subject to the fees.

Useful Information on Distributions and Taxes

To the extent possible, all net investment income and realized capital gains are distributed to shareholders.

Dividends and Other Distributions

Dividend and capital gain distributions are reinvested in additional fund shares in your account unless you select another option on your New Account Form. Reinvesting distributions results in compounding, that is, receiving income dividends and capital gain distributions on a rising number of shares.

Distributions not reinvested are paid by check or transmitted to your bank account via Automated Clearing House . If the U.S. Post Office cannot deliver your check, or if your check remains uncashed for six months, the fund reserves the right to reinvest your distribution check in your account at the net asset value on the day of the reinvestment and to reinvest all subsequent distributions in shares of the fund. Interest will not accrue on amounts represented by uncashed distributions or redemption checks.

The following table provides details on dividend payments:

Dividend Payment Schedule
Fund	Dividends
Money funds

•   Purchases received by T. Rowe Price by noon ET via wire begin to earn dividends on that day. Other shares normally begin to earn dividends on the business day after payment is received by T. Rowe Price.

•   Declared daily and paid on the first business day of each month.

Bond funds	• Shares normally begin to earn dividends on the business day after payment is received by T. Rowe Price. • Declared daily and paid on the first business day of each month.
These stock funds only: • Balanced • Dividend Growth • Equity Income • Equity Index 500 • Global Real Estate • Growth & Income • Personal Strategy Balanced • Personal Strategy Income • Real Estate	• Declared and paid quarterly, if any, in March, June, September, and December. • Must be a shareholder on the dividend record date.
Retirement and Spectrum Funds:
• Retirement Income and Spectrum Income	• Shares normally begin to earn dividends on the business day after payment is received by T. Rowe Price. • Declared daily and paid on the first business day of each month.
• All others	• Declared and paid annually, if any, generally in December. • Must be a shareholder on the dividend record date.
Other stock funds	• Declared and paid annually, if any, generally in December. • Must be a shareholder on the dividend record date.

Information About Accounts in T. Rowe Price Funds	21

Bond or money fund shares will earn dividends through the date of redemption. Shares redeemed on a Friday or prior to a holiday (other than wire redemptions for money funds received before noon ET) will continue to earn dividends until the next business day. Generally, if you redeem all of your bond or money fund shares at any time during the month, you will also receive all dividends earned through the date of redemption in the same check. When you redeem only a portion of your bond or money fund shares, all dividends accrued on those shares will be reinvested, or paid in cash, on the next dividend payment date.

If you purchase and sell your shares through an intermediary, consult your intermediary to determine when your shares begin and stop accruing dividends; the information previously described may vary.

Capital Gain Payments

If a fund has net capital gains for the year (after subtracting any capital losses), they are usually declared and paid in December to shareholders of record on a specified date that month. If a second distribution is necessary, it is paid the following year.

Capital gain payments are not expected from money funds, which are managed to maintain a constant share price.

A capital gain or loss is the difference between the purchase and sale price of a security.

T. Rowe Price	22

Tax Information

You will be sent information for your tax filing needs in January .

If you invest in the fund through a tax-deferred account, such as an individual retirement account , you will not be subject to tax on dividends and distributions from the fund or the sale of fund shares if those amounts remain in the tax-deferred account. You may receive a Form 1099-R or other Internal Revenue Service forms, as applicable, if any portion of the account is distributed to you.

If you invest in the fund through a taxable account, you will generally be subject to tax when:

•    You sell fund shares, including an exchange from one fund to another.

•    The fund makes a distribution to your account.

Additional information about the taxation of dividends for certain T. Rowe Price funds is listed below:

Tax-Free and Municipal Funds

•   Regular monthly dividends (including those from the state-specific tax-free funds) are expected to be exempt from federal income taxes.

•   Exemption is not guaranteed, since the fund has the right under certain conditions to invest in nonexempt securities.

•   A fund may invest in Build America Bonds authorized by the American Recovery and Reinvestment Act of 2009, as well as other qualified tax credit bonds. Investments in these bonds will result in taxable interest income, although the federal income tax on such interest income may be fully or partially offset by the specified tax credits that are available to the bondholders. A fund may elect to pass through to the shareholders taxable interest income and any corresponding tax credits. Any available tax credits—which are also included in federal taxable income—can generally be used to offset federal regular income tax and alternative minimum tax, but those tax credits are generally not refundable.

•   Tax-exempt dividends paid to Social Security recipients may increase the portion of benefits that is subject to tax.

•   For state-specific funds, the monthly dividends you receive are expected to be exempt from state and local income tax of that particular state. For other funds, a small portion of your income dividend may be exempt from state and local income taxes.

•   If a fund invests in certain “private activity” bonds not exempt from alternative minimum tax, shareholders who are subject to the alternative minimum tax must include income generated by those bonds in their alternative minimum tax calculation. Private activity bonds issued in 2009 and 2010, and refunding bonds issued in 2009 and 2010 to refund private activity bonds that were issued from the beginning of 2004 to the end of 2008, are exempt from alternative minimum tax. The portion of a fund’s income dividend that should be included in your alternative minimum tax calculation, if any, will be reported to you in January on Form 1099-INT.

For individual shareholders, a portion of ordinary dividends representing “qualified dividend income” received by the fund may be subject to tax at the lower rate applicable to long-term capital gains, rather than ordinary income. You may report it as “qualified dividend income” in computing your taxes provided you have held the fund shares on which the dividend was paid for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. Ordinary dividends that do not qualify for this lower rate are generally taxable at the investor’s marginal income tax rate. This includes the portion of ordinary dividends derived from interest, short-term capital gains, distributions from nonqualified foreign corporations, and dividends received by the fund from stocks that were on loan. Little, if any, of the ordinary dividends paid by the Global Real Estate Fund, Real Estate Fund, or the bond and money funds is expected to qualify for this lower rate.

Information About Accounts in T. Rowe Price Funds	23

For corporate shareholders, a portion of ordinary dividends may be eligible for the 70% deduction for dividends received by corporations to the extent the fund’s income consists of dividends paid by U.S. corporations. Little, if any, of the ordinary dividends paid by the international funds or the bond and money funds is expected to qualify for this deduction.

Beginning in 2013, a 3.8 percent Medicare contribution tax will be imposed on net investment income, including interest, dividends, and capital gain, of U.S. individuals with income exceeding $200,000 (or $250,000 if married filing jointly), and of estates and trusts.

Taxes on Fund Redemptions

When you sell shares in any fund, you may realize a gain or loss. An exchange from one fund to another is also a sale for tax purposes.

In January, if applicable, you will be sent Form 1099-B indicating the date and amount of each sale you made in the fund during the prior year. This information will also be reported to the Internal Revenue Service . For most new accounts or those opened by exchange in 1984 or later, we will provide you with the gain or loss on the shares you sold during the year based on the average cost single category method. You may calculate the cost basis using other methods acceptable to the Internal Revenue Service , such as specific identification.

To help you maintain accurate records, we will send you a confirmation promptly following each transaction you make (except for systematic purchases and systematic redemptions) and a year-end statement detailing all of your transactions in each fund account during the year.

Taxes on Fund Distributions

In January, if applicable, you will be sent a Form 1099-DIV, Form 1099-INT, or other Internal Revenue Service forms, as required, indicating the tax status of any income dividends, dividends exempt from federal income taxes, and capital gain distributions made to you. This information will be reported to the Internal Revenue Service . Taxable distributions are generally taxable to you in the year in which they are paid. Your bond or money fund dividends for each calendar year will include dividends accrued up to the first business day of the next calendar year. You will be sent any additional information you need to determine your taxes on fund distributions, such as the portion of your dividends, if any, that may be exempt from state and local income taxes. Dividends from tax-free funds are generally expected to be tax-exempt.

T. Rowe Price	24

The tax treatment of a capital gain distribution is determined by how long the fund held the portfolio securities, not how long you held the shares in the fund. Short-term (one year or less) capital gain distributions are taxable at the same rate as ordinary income, and gains on securities held more than one year are taxed at the lower rates applicable to long-term capital gains. If you realized a loss on the sale or exchange of fund shares that you held six months or less, your short-term capital loss must be reclassified as a long-term capital loss to the extent of any long-term capital gain distributions received during the period you held the shares. If you realized a loss on the sale or exchange of tax-free fund shares held six months or less, your capital loss is reduced by the tax-exempt dividends received on those shares. For funds investing in foreign securities, distributions resulting from the sale of certain foreign currencies, currency contracts, and the foreign currency portion of gains on debt securities are taxed as ordinary income. Net foreign currency losses may cause monthly or quarterly dividends to be reclassified as a return of capital.

If the fund qualifies and elects to pass through nonrefundable foreign income taxes paid to foreign governments during the year, your portion of such taxes will be reported to you as taxable income. However, you may be able to claim an offsetting credit or deduction on your tax return for those amounts. There can be no assurance that a fund will meet the requirements to pass through foreign income taxes paid.

Taxable distributions are subject to tax whether reinvested in additional shares or received in cash.

If a fund invests in Build America Bonds, authorized by the American Recovery and Reinvestment Act of 2009, or other qualified tax credit bonds and elects to pass through the corresponding interest income and any available tax credits, you will need to report both the interest income and any such tax credits as taxable income. You may be able to claim the tax credits on your federal tax return as an offset to your income tax (including alternative minimum tax) liability, but the tax credits are generally not refundable. There is no assurance, however, that a fund will elect to pass through the income and credits.

The following table provides additional details on distributions for certain funds:

Taxes on Fund Distributions
Tax-Free and Municipal Funds

•   Gains realized on the sale of market discount bonds with maturities beyond one year may be treated as ordinary income and cannot be offset by other capital losses.

•   Payments received or gains realized on certain derivative transactions may result in taxable ordinary income or capital gain.

•   To the extent the fund makes such investments, the likelihood of a taxable distribution will be increased.

Inflation Protected Bond Fund

•   Inflation adjustments on Treasury inflation protected securities exceeding deflation adjustments for the year will be distributed to you as a short-term capital gain resulting in ordinary income.

•   In computing the distribution amount, the fund cannot reduce inflation adjustments by short- or long-term capital losses from the sales of securities.

•   Net deflation adjustments for a year may result in all or a portion of dividends paid earlier in the year being treated as a return of capital.

Retirement and Spectrum Funds
• Distributions by the underlying funds and changes in asset allocations may result in taxable distributions of ordinary income or capital gains.

Information About Accounts in T. Rowe Price Funds	25

Tax Consequences of Hedging

Entering into certain options, futures, swaps, and forward foreign exchange contracts and transactions may result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code. These provisions could result in a fund being required to distribute gains on such transactions even though it did not close the contracts during the year or receive cash to pay such distributions. The fund may not be able to reduce its distributions for losses on such transactions to the extent of unrealized gains in offsetting positions.

Tax Effect of Buying Shares Before an Income Dividend or Capital Gain Distribution

If you buy shares shortly before or on the “record date ”— the date that establishes you as the person to receive the upcoming distribution — you may receive a portion of the money you just invested in the form of a taxable distribution. Therefore, you may wish to find out a fund’s record date before investing. Of course, a fund’s share price may, at any time, reflect undistributed capital gains or income and unrealized appreciation, which may result in future taxable distributions. Such distributions can occur even in a year when the fund has a negative return.

Transaction Procedures and Special Requirements

Following these procedures helps assure timely and accurate transactions.

Purchase Conditions

Nonpayment  If you pay with a check or Automated Clearing House transfer that does not clear or if your payment is not received in a timely manner, your purchase may be canceled. You will be responsible for any losses or expenses incurred by the fund or transfer agent, and the fund can redeem shares you own in this or another identically registered T. Rowe Price account as reimbursement. The fund and its agents have the right to reject or cancel any purchase, exchange, or redemption due to nonpayment.

T. Rowe Price	26

U.S. Dollars   All purchases must be paid for in U.S. dollars; checks must be drawn on U.S. banks.

Sale (Redemption) Conditions

Holds on Immediate Redemptions: 10-day Hold   If you sell shares that you just purchased and paid for by check or Automated Clearing House transfer, the fund will process your redemption but will generally delay sending you the proceeds for up to 10 calendar days to allow the check or transfer to clear. If, during the clearing period, we receive a check drawn against your newly purchased shares, it will be returned marked “uncollected.” (The 10-day hold does not apply to purchases paid for by bank wire or automatic purchases through your paycheck.)

Telephone and Online Account Transactions   You may access your account and conduct transactions using the telephone or a computer. The T. Rowe Price funds and their agents use reasonable procedures to verify the identity of the shareholder. If these procedures are followed, the funds and their agents are not liable for any losses that may occur from acting on unauthorized instructions. A confirmation is sent promptly after a transaction. Please review it carefully and contact T. Rowe Price immediately about any transaction you believe to be unauthorized. Telephone conversations are recorded.

Large Redemptions   Large redemptions can adversely affect a portfolio manager’s ability to implement a fund’s investment strategy by causing the premature sale of securities that would otherwise be held longer. Therefore, the fund reserves the right (without prior notice) to pay all or part of redemption proceeds with securities from the fund’s portfolio rather than in cash (“redemption in-kind”). If this occurs, the securities will be selected by the fund in its absolute discretion and the redeeming shareholder or account will be responsible for disposing of the securities and bearing any associated costs.

Excessive and Short-Term Trading

T. Rowe Price may bar excessive and short-term traders from purchasing shares.

Excessive or short-term trading in fund shares may disrupt management of a fund and raise its costs. Short-term traders in funds investing in foreign securities may seek to take advantage of an anticipated difference between the price of the fund’s shares and price movements in overseas markets (see Pricing Shares and Receiving Sale Proceeds — How and When Shares Are Priced). While there is no assurance that T. Rowe Price can prevent all excessive and short-term trading, the Boards of Directors/Trustees of the T .  Rowe Price funds have adopted the following policies to deter such activity. Persons trading directly with T. Rowe Price or indirectly through intermediaries in violation of these policies or persons believed to be short-term traders may be barred for a minimum of 90 calendar days or permanently from further purchases of T. Rowe Price funds. Purchase transactions placed by such persons are subject to rejection without notice.

Information About Accounts in T. Rowe Price Funds	27

•    All persons purchasing shares held directly with a T. Rowe Price fund, or through a retirement plan for which T. Rowe Price serves as recordkeeper, who make more than one purchase followed by one sale or one sale followed by one purchase involving the same fund within any 90-day calendar period will violate the policy.

•    All persons purchasing fund shares held through an intermediary, including a broker, bank, investment adviser, recordkeeper, insurance company, or other third party, and who hold the shares for less than 90 calendar days will violate the policy.

A fund may, in its discretion, reject any purchase or exchange from a person whose trading activity could dilute the value of the fund’s shares, including trading by persons acting collectively (e.g., following the advice of a newsletter). Such persons may be barred from further purchases of T. Rowe Price funds either permanently or for a minimum of 90 days.

Omnibus Accounts   Intermediaries often establish omnibus accounts in the T. Rowe Price funds for their customers. In such situations, T. Rowe Price cannot always monitor trading activity by underlying shareholders. However, T. Rowe Price reviews trading activity at the omnibus account level and looks for activity that indicates potential excessive or short - term trading. If it detects suspicious trading activity, T. Rowe Price contacts the intermediary to determine whether the excessive trading policy has been violated and may request and receive personal identifying information and transaction histories for some or all underlying shareholders (including plan participants) to make this determination. If T. Rowe Price believes that its excessive trading policy has been violated, it will instruct the intermediary to take action with respect to the underlying shareholder in accordance with the policy.

Retirement Plans   If shares are held in a retirement plan, generally the fund’s excessive trading policy only applies to shares purchased and redeemed by exchange. However, the policy may apply to transactions other than exchanges depending on how shares of the plan are held at T. Rowe Price or how the excessive trading policy is applied by your plan’s recordkeeper. To determine which of your transactions are subject to the fund’s excessive trading policy, you should contact T. Rowe Price or your plan recordkeeper.

Exceptions to Policy   The following types of transactions are generally exempt from this policy: 1 ) trades solely in money funds (exchanges between a money fund and a nonmoney fund are not exempt); 2) systematic purchases and redemptions; and 3 )  checkwriting redemptions from bond and money funds.

Transactions in certain rebalancing programs and asset allocation programs, or fund-of-funds products, may be exempt from the excessive trading policy subject to prior written approval by designated persons at T. Rowe Price.

 In addition, transactions by certain T .  Rowe Price funds in other T .  Rowe Price funds, as well as certain transactions by approved accounts managed by T .  Rowe Price, may also be exempt.

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T. Rowe Price may modify the 90-day policy set forth above (for example, in situations where a retirement plan or a third party intermediary has restrictions on trading that differ from a T. Rowe Price fund’s policy). These modifications would be authorized only if the fund believes that the modified policy would provide protection to the fund that is reasonably equivalent to the fund’s regular policy.

 If you are trading your fund shares through an intermediary, you should consult with the intermediary to determine the excessive trading policy that applies to your trades in the fund.

There is no guarantee that T .  Rowe Price will be able to detect or prevent excessive or short-term trading.

Keeping Your Account Open

Due to the relatively high cost to a fund of maintaining small accounts, we ask you to maintain an account balance of at least $1,000 ($10,000 for Summit Funds). If, for any reason, your balance is below this amount for three months or longer, we have the right to redeem your account at the then-current net asset value after giving you 60 days to increase your balance. This could result in a taxable gain.

Signature Guarantees

A signature guarantee is designed to protect you and the T. Rowe Price funds from fraud by verifying your signature.

You may need to have your signature guaranteed in certain situations, such as:

•    Written requests: (1) to redeem over $100,000; or (2) to wire redemption proceeds when prior bank account authorization is not on file.

•    Remitting redemption proceeds to any person, address, or bank account not on record.

•    Transferring redemption proceeds to a T. Rowe Price fund account with a different registration (name or ownership) from yours.

•    Establishing certain services after the account is opened.

The signature guarantee must be obtained from a financial institution that is a participant in a Medallion Signature Guarantee program. You can obtain a Medallion Signature Guarantee from most banks, savings institutions, broker-dealers, and other guarantors acceptable to T. Rowe Price. When obtaining a Medallion Signature Guarantee, please discuss with the guarantor the dollar amount of your proposed transaction. It is important that the level of coverage provided by the guarantor’s stamp covers the dollar amount of the transaction or it may be rejected. We cannot accept guarantees from notaries public or organizations that do not provide reimbursement in the case of fraud.

Information About Accounts in T. Rowe Price Funds	29

Account Maintenance and Small Account Fees

Small Account Fee (all funds except Index Funds )   Because of the disproportionately high costs of servicing accounts with low balances, an annual $10 small account fee  ( paid to T. Rowe Price Services, the funds’ transfer agent ) will be automatically deducted by redeeming the appropriate number of shares from any nonretirement account with a balance falling below a specified minimum amount. The valuation of accounts and the deduction are expected to take place during the last five business days of September. The fee will be deducted from accounts with balances below $2,000, except for Uniform Gifts to Minors Act/Uniform Transfers to Minors Act accounts, for which the minimum is $500. The fee will be waived for any investor whose T. Rowe Price mutual fund accounts total $25,000 or more. These minimum amounts may be lowered for a particular year. Accounts employing automatic investing (e.g., payroll deduction, automatic purchase from a bank account, etc.) are also exempt from the charge. The fee does not apply to individual retirement accounts and other retirement plan accounts that utilize a prototype plan sponsored by T. Rowe Price, but a separate custodial or administrative fee may apply to such accounts.

Account Maintenance Fee (Index Funds only )   An annual $10 account maintenance fee is charged on a quarterly basis ($2.50 per quarter) usually during the last week of a calendar quarter. On the day of the assessment, accounts with balances below $10,000 will be charged the fee , by redeeming the appropriate number of shares . Please note that the fee will be charged to accounts that fall below $10,000 for any reason, including market fluctuations, redemptions, or exchanges. The fee will apply to individual retirement accounts. The fee does not apply to retirement plans directly registered with T. Rowe Price Services or accounts maintained by intermediaries through National Securities Clearing Corporation Networking.

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More About the Funds	3

Organization and Management

How are the funds organized?

T . Rowe Price Summit Municipal Funds, Inc. (the “corporation”) was incorporated in Maryland in 1993. Currently, the corporation consists of three series, each representing a separate pool of assets with different objectives and investment policies. Each is an “open-end management investment company,” or mutual fund. Mutual funds pool money received from shareholders and invest it to try to achieve specified objectives.

Shareholders benefit from T. Rowe Price’s 74 years of investment management experience.

What is meant by “shares”?

As with all mutual funds, investors purchase shares when they put money in a fund. These shares are part of a fund’s authorized capital stock, but share certificates are not issued.

Each share and fractional share entitles the shareholder to:

•    Receive a proportional interest in income and capital gain distributions.

•    Cast one vote per share on certain fund matters, including the election of fund directors/trustees, changes in fundamental policies, or approval of changes in the fund’s management contract.

Do T . Rowe Price funds have annual shareholder meetings?

The funds are not required to hold annual meetings and, to avoid unnecessary costs to fund shareholders, do not do so except when certain matters, such as a change in fundamental policies, must be decided. In addition, shareholders representing at least 10% of all eligible votes may call a special meeting for the purpose of voting on the removal of any fund director or trustee. If a meeting is held and you cannot attend, you can vote by proxy. Before the meeting, the fund will send or make available to you proxy materials that explain the issues to be decided and include instructions on voting by mail or telephone or on the Internet.

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Who runs the funds?

General Oversight

Each fund is governed by a Board of Directors that meets regularly to review fund investments, performance, expenses, and other business affairs. The Board elects the funds’ officers. At least 75% of Board members are independent of T. Rowe Price.

All decisions regarding the purchase and sale of fund investments are made by T. Rowe Price – specifically by the funds’ portfolio managers .

Investment Adviser

T .  Rowe Price is each fund’s investment adviser and oversees the selection of each fund’s investments and management of each fund’s portfolio. T. Rowe Price is a SEC-registered investment adviser that provides investment management services to individual and institutional investors, and sponsors and serves as adviser and sub - adviser to registered investment companies, institutional separate accounts, and common trust funds. The address for T .  Rowe Price is 100  East Pratt Street, Baltimore, Maryland 21202. As of December 31, 2010 , T .  Rowe Price and its affiliates (the “Firm”) managed approximately $482 billion for more than 11 million individual and institutional investor accounts.

Portfolio Management

T. Rowe Price has established an Investment Advisory Committee with respect to each fund. The committee chairman has day-to-day responsibility for managing the fund’s portfolio and works with the committee in developing and executing each fund’s investment program. The members of each advisory committee are listed below , along with information relating to the chairman’s experience during the past five years and when the chairman first joined the Firm . The Statement of Additional Information provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of fund shares.

Income Fund   Konstantine B. Mallas, Chairman, R. Lee Arnold, Jr., Patricia S. Deford, Kathryn A. Floyd, Charles B. Hill, Hugh D. McGuirk, James M. Murphy, and Timothy G. Taylor. Mr . Mallas has been chairman of the committee since 1999. He joined the Firm in 1986 and his investment experience dates from 1991. He has served as a portfolio manager with the Firm throughout the past five years.

Intermediate Fund   Charles B. Hill, Chairman, Jonathan M. Chirunga, Marcy M. Lash, Konstantine B. Mallas, Hugh D. McGuirk, James M. Murphy, and Timothy G. Taylor. Mr . Hill has been chairman of the committee since 1996. He joined the Firm in 1991 and his investment experience dates from 1986. He has served as a portfolio manager with the Firm throughout the past five years.

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Money Market Fund   Joseph K. Lynagh, Chairman, M. Helena Condez, G . Richard Dent, Kathryn A. Floyd, Samy B. Muaddi, Chen Shao , and Douglas D. Spratley . Mr. Lynagh has been chairman of the committee since 2001. He joined the Firm in 1990 and his investment experience dates from 1994. He has served as a portfolio manager with the Firm throughout the past five years.

The Management Fee

Each fund pays T . Rowe Price an annual all-inclusive fee that includes ordinary, recurring operating expenses, but does not cover interest, taxes, brokerage, non-recurring or extraordinary items. The fee is based on fund average daily net assets and is calculated and accrued daily. The fees for the funds for their most recent fiscal years were 0.45% for the Money Market Fund and 0.50% for the Intermediate and Income Funds.

In an effort to maintain a zero or positive net yield for the Money Market Fund, T. Rowe Price may voluntarily waive all or a portion of the management fee it is entitled to receive from the Money Market Fund . T. Rowe Price may amend or terminate this voluntary waiver of its management fee at any time without prior notice.

A discussion about the factors considered by the Board and its conclusions in approving each fund’s investment management contract with T .  Rowe Price appears in each fund’s semiannual report to shareholders for the period ended April 30.

Fund Operations and Shareholder Services

T. Rowe Price provides accounting services to the T. Rowe Price funds. T. Rowe Price Services, Inc., acts as the transfer and dividend disbursing agent and provides shareholder and administrative services to the funds. T. Rowe Price Retirement Plan Services, Inc., provides recordkeeping, sub-transfer agency, and administrative services for certain types of retirement plans investing in the funds. These companies receive compensation from the funds for their services. The funds may also pay third-party intermediaries for performing shareholder and administrative services for underlying shareholders in omnibus accounts.

  MORE INFORMATION ABOUT THE FUNDs AND THEIR INVESTMENT RISKS

When trying to decide which fund is most appropriate, consider your investment goals, your time horizon for achieving them, and your tolerance for risk. The funds can be used to generate income or to diversify a stock portfolio. The higher your tax bracket, the more likely you may want to consider a tax- free fund . (However, if you are subject to the alternative minimum tax , you may wish to check a fund’s alternative minimum tax exposure.) If a Summit Municipal Fund’s tax-exempt yield is higher than the after-tax yield on a taxable bond or money fund, and you can meet the $25,000 minimum for initial purchases, the funds could be appropriate for you.

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Since the income generated by most municipal securities is exempt from federal taxation, investors are willing to accept lower yields on a municipal bond than on an otherwise similar (in quality and maturity) taxable bond.

The primary factor to consider is your expected federal income tax rate. If a municipal fund’s tax-exempt yield is higher than the after-tax investment’s yield on a taxable bond or money fund, then your income will be higher in the municipal fund. To find what a taxable fund would have to yield to equal the yield on a municipal fund, divide the municipal fund’s yield by one minus your tax rate. For quick reference, the following table shows a range of taxable-equivalent yields.

Taxable-Equivalent Yields

If your	A tax-free yield of
federal tax	1%	2%	3%	4%	5%	6%	7%
rate is:	equals a taxable yield of:
25%	1.3%	2.7%	4.0%	5.3%	6.7%	8.0%	9.3%
28%	1.4	2.8	4.2	5.6	6.9	8.3	9.7
33%	1.5	3.0	4.5	6.0	7.5	9.0	10.5
35%	1.5	3.1	4.6	6.2	7.7	9.2	10.8

The Money Market Fund is designed to provide principal stability, which makes it a potentially good choice for you if the stability and accessibility of your investment are more important than the opportunity for higher income or total return. However, if you are investing for higher income and can tolerate some price volatility, you should consider a bond fund.

The Intermediate Fund’s income level should generally be above that of the Money Market Fund but lower than that of the Income Fund. Its share price should fluctuate less than that of a long-term bond fund. By focusing on investment-grade securities, the fund’s credit risk should be reduced relative to the Income Fund.

The Income Fund should provide the highest income of the three funds and also the greatest potential for price appreciation when interest rates fall. By the same token, however, its price will decline the most if rates should rise. Investors in the fund should have a relatively long time horizon to ride out the ups and downs of interest rate cycles.

The income level of the funds will fluctuate with changing market conditions and interest rate levels. The bond funds’ share prices will also fluctuate; when you sell your shares, you may lose money.

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The portion of the fund’s dividends representing interest on bonds issued by your state may also be exempt from your state and local income taxes (if any). However, any fund capital gain distributions are taxable to you.

In addition, interest income from municipal securities is not always exempt from federal taxes.

  Since 1986 and until recently, income from so-called “private activity” municipal bonds has been subject to the federal alternative minimum tax . For instance, some bonds financing airports, stadiums, and student loan programs fall into this category. These bonds typically carry higher yields than regular municipal securities . Shareholders subject to the alternative minimum tax must include income derived from private activity bonds that are not exempt from alternative minimum tax in their alternative minimum tax calculation. Private activity bonds issued in 2009 and 2010, as well as refunding bonds issued in 2009 and 2010 to refund private activity bonds that were issued from the beginning of 2004 through the end of 2008, are exempt from alternative minimum tax . The portion of any fund’s income subject to the alternative minimum tax will be reported annually to shareholders.

Additionally, under highly unusual circumstances, the IRS may determine that a bond issued as tax-exempt should in fact be taxable. If a fund were to hold such a bond, it might have to distribute taxable income or reclassify as taxable income previously distributed as tax-free.

Interest received on Build America Bonds, which may be issued by state and local governments to finance certain capital expenditures, is taxable to the bond holder.

Intermediate and Income Funds

These funds are subject to the following risks:

Interest rate risk   This is the risk of a decline in bond prices that accompanies a rise in the overall level of interest rates. It is a major source of risk for investors in these two funds. Because shorter-term bond funds are less sensitive to interest rate increases or decreases than longer-term bond funds, price volatility for the Intermediate Fund is expected to be lower than for the Income Fund. However, by targeting effective maturity, the Intermediate Fund could experience greater volatility than if it focused on a stated maturity or maturity range. This is because when interest rates rise sharply, bonds that had been trading to their nearest call date (hence “effective maturity”) can suddenly trade to their stated maturity date.

Credit risk   This is the chance that an issuer of a fixed-income security or counterparty to over-the-counter derivatives held by the fund will default (fail to make scheduled payments), potentially reducing the fund’s income and share price. This risk is increased when a portfolio security is downgraded or the perceived creditworthiness of an issuer or counterparty deteriorates. Economic downturns often result in reduced levels of taxes collected and revenues earned for municipalities. This, in turn, lessens the financial strength of a municipality and increases the credit risk of the securities it issues.

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Investment-grade (AAA through BBB) securities generally have relatively lower financial risk and a relatively higher probability of future payment than lower grade securities. However, securities rated BBB are more susceptible to adverse economic conditions and may have speculative characteristics. Securities rated below investment grade (junk or high-yield bonds) should be regarded as speculative because their issuers may be more susceptible to financial setbacks and recession than more creditworthy companies. Finally, adverse developments in a particular state could result in price declines for a fund with significant investments in that state.

Derivatives risk   While most investments will be made directly in municipal bonds, the funds may employ other strategies that are not considered part of their principal investment strategies. In an effort to manage their exposure to interest rates and yield curve movements, adjust portfolio duration, or to enhance income, the funds may use derivatives such as interest rate futures and residual interest bonds, a type of inverse floating-rate bond created by dividing the income from an underlying municipal bond into two portions. To the extent the funds invest in futures and residual interest bonds, they are exposed to the risk that anticipated interest rate movements will not be accurately predicted. Residual interest securities are subject to restrictions on resale and are highly sensitive to changes in interest rates and the value of the underlying bond. If interest rates increase, investors should expect significant decreases in the value of a residual interest bond.

A derivative involves risks different from, and possibly greater than, the risks associated with investing directly in the assets on which the derivative is based. Derivatives can be highly volatile, illiquid, and difficult to value, and changes in the value of a derivative may not properly correlate with changes in the value of the underlying asset, reference rate or index. A fund could be exposed to significant losses if it is unable to close a derivatives position due to the lack of a liquid secondary trading market. Derivatives involve the risk that a counterparty to the derivatives agreement will fail to make required payments or comply with the terms of the agreement. There is also the possibility that limitations or trading restrictions may be imposed by an exchange or government regulation , which could adversely impact the value and liquidity of a derivatives contract subject to such regulation .

Recent legislation calls for a new regulatory framework for the derivatives markets. The extent and impact of new regulations are not yet known and may not be known for some time. New regulations may make the use of derivatives by funds more costly, may limit the availability of certain types of derivatives, and may otherwise adversely affect the value or performance of derivatives used by funds.

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Money Market Fund

The fund invests at least 97% of its total assets in first tier securities as defined by Rule 2a-7 under the Investment Company Act of 1940. These are securities receiving a short-term credit rating within the highest category (within which there may be sub-categories) assigned by at least two established rating agencies or by one rating agency if the security is rated by only one; or, if unrated, deemed to be of comparable quality by T. Rowe Price. The other 3% of the fund’s total assets may be invested in second tier securities as defined by Rule 2a-7, which are securities rated (by a rating agency or T. Rowe Price) in the second highest short-term rating category (within which there may be sub-categories). The fund’s weighted average maturity will not exceed 60 days, its weighted average life will not exceed 120 days, and it will not purchase any security with a maturity longer than 397 calendar days (calculated in the manner prescribed by Rule 2a-7). Its yield will fluctuate in response to changes in interest rates, but the fund is managed to maintain a stable share price  of $1.00. Unlike most bank accounts or certificates of deposit, the fund is not insured or guaranteed by the U.S. government.

Although the fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the fund. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The potential for realizing a loss of principal in the fund could derive from:

Credit risk   This is the risk that an issuer of a fixed income security held by a fund will default (fail to make scheduled interest or principal payments), potentially reducing the fund’s income and share price. This risk is increased when a portfolio security is downgraded or the perceived creditworthiness of the issuer deteriorates. Rule 2a-7 under the Investment Company Act of 1940 requires that money funds invest in securities rated in the highest two credit categories (within which there may be sub-categories). The credit quality of a money market fund’s portfolio securities can change rapidly in certain market conditions, which could result in significant net asset value deterioration and the inability to maintain a net asset value of $1.00. Shareholders may bear the risk if the fund is unable to maintain a net asset value of $1.00.

Interest rate risk   This risk refers to the decline in the prices of fixed income securities and funds that may accompany a rise in the overall level of interest rates. The fund’s yield will vary; it is not fixed for a specific period like the yield on a bank certificate of deposit. A sharp and unexpected rise in interest rates could cause a money fund’s price to drop below a dollar. However, the extremely short maturity of securities held in money market portfolios –a means of achieving an overall fund objective of principal safety–reduces the likelihood of price fluctuation.

All funds

Each of the funds is subject to the following additional risks:

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Political and legislative risk   The municipal securities market could be significantly affected by adverse political and legislative changes or litigation at the federal or state level. The value of municipal bonds (and funds investing in them) is strongly influenced by the value of tax-exempt income to investors. A significant restructuring of federal income tax rates, or even serious discussion on this topic by the federal government, could cause municipal bond prices to fall as lower income tax rates would reduce the advantage of owning municipals. Lower state income tax rates could have a similar effect.

Liquidity risk   This is the risk that a fund may not be able to sell securities timely at desired prices. Sectors of the bond market can experience sudden downturns in trading activity. During periods of reduced market liquidity, the spread between the price at which a security can be bought and the price at which it can be sold can widen, and the fund may not be able to sell a security readily at a price that reflects what the fund believes it should be worth. Less liquid securities can also become more difficult to value.

Liquidity in the municipal bond market has been reduced as a result of overall economic conditions and credit tightening. Municipal bonds are not traded via a centralized exchange. Instead, they are traded in the “over-the-counter” market among dealers and brokers that connect buyers with sellers. The liquidity in the municipal bond market has suffered from a decrease in the number of bond dealers and the downgrading of certain municipal bond insurers.

Other risks  Prices of municipal securities may be affected by major changes in cash flows into or out of municipal funds or sales of large blocks of municipal bonds by funds and other market participants. For example, substantial and sustained redemptions from municipal bond funds could result in lower prices for these securities. The funds may invest in general obligation bonds, which are backed by the full faith and credit of the municipal issuer.  They may also invest in revenue bonds, where the interest and principal are dependent upon the money pledged for a project, fees generated from the use of facilities or services, or other dedicated revenues. The funds’ credit risk is increased to the extent they invest in revenue bonds and other bonds that are not backed by the taxing power of the municipal issuer.

Efforts to reduce risk   Consistent with each fund’s objective, the portfolio manager uses various tools to try to reduce risk and increase total return, including:

•    Diversification of assets to reduce the impact of a single holding or sector on the fund’s net asset value.

•    Thorough credit research by our own analysts.

•    Adjustment of fund duration to try to reduce the drop in the fund’s price when interest rates rise or to benefit from the rise in price when rates fall. Duration is a measure of a fund’s sensitivity to interest rate changes.

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The Statement of Additional Information contains more detailed information about each fund and its investments, operations, and expenses.

  Investment Policies and Practices

This section takes a detailed look at some of the types of fund securities and the various kinds of investment practices that may be used in day-to-day portfolio management. Fund investments are subject to further restrictions and risks described in the Statement of Additional Information.

Shareholder approval is required to substantively change fund objectives. Shareholder approval is also required to change certain investment restrictions noted in the following section as “fundamental policies.” Portfolio managers also follow certain “operating policies” that can be changed without shareholder approval.

Fund holdings of certain kinds of investments cannot exceed maximum percentages of total assets, which are set forth in this prospectus. For instance, fund investments in certain derivatives are limited to 10% of total assets. While these restrictions provide a useful level of detail about fund investments, investors should not view them as an accurate gauge of the potential risk of such investments. For example, in a given period, a 5 % investment in derivatives could have significantly more of an impact on a fund’s share price than its weighting in the portfolio. The net effect of a particular investment depends on its volatility and the size of its overall return in relation to the performance of all other fund investments.

Certain investment restrictions, such as a required minimum or maximum investment in a particular type of security, are measured at the time a fund purchases a security. The status, market value, maturity, credit quality, or other characteristics of a fund’s securities may change after they are purchased, and this may cause the amount of a fund’s assets invested in such securities to exceed the stated maximum restriction or fall below the stated minimum restriction. If any of these changes occur, it would not be considered a violation of the investment restriction and will not require the sale of an investment if it was proper at the time it was made (this exception does not apply to a fund’s borrowing policy) . However, purchases by a fund during the time it is above or below the stated percentage restriction would be made in compliance with applicable restrictions.

Changes in fund holdings, fund performance, and the contribution of various investments are discussed in the shareholder reports .

Fund managers have considerable discretion in choosing investment strategies and selecting securities they believe will help achieve fund objectives.

More About the Funds	39

Sector Concentration

It is possible that 25% or more of fund assets could be invested in municipal securities that would tend to respond similarly to particular economic or political developments. An example would be securities of issuers whose revenues are paid from similar types of projects, such as health care bonds.

Types of Portfolio Securities

In seeking to meet their investment objectives, fund investments may be made in any type of security or instrument (including certain potentially high-risk derivatives described in this section) whose investment characteristics are consistent with their investment programs. The following pages describe various types of fund securities and investment management practices.

Diversification   As a fundamental policy, each fund will not purchase a security if, as a result, with respect to 75% of its total assets, more than 5% of the fund’s total assets would be invested in securities of a single issuer or more than 10% of the outstanding voting securities of the issuer would be held by each fund.

Operating policy (money fund )   Except as permitted by Rule 2a-7 , the fund will not purchase any security ( other than a U.S. government security) if it would cause the fund to have more than: (1) where the securities are first tier securities as defined by Rule 2a-7 , 5% of its total assets in securities of any issuer (other than for certain temporary, limited purposes); or (2) where the securities are second tier securities as defined by Rule 2a-7, 3% of its total assets in such securities, ½ of 1% of its total assets in the securities of any issuer , or any such security that has a maturity exceeding 45 days.

Municipal Securities

Fund assets are invested primarily in various tax-free municipal debt securities. A municipal bond is an interest-bearing security issued by a state or local government entity. There are two broad categories of municipal bonds. General obligation bonds are backed by the issuer’s “full faith and credit,” that is, its full taxing and revenue raising power. Revenue bonds usually rely exclusively on a specific revenue source, such as charges for water and sewer service, to generate money for debt service. The issuer of a municipal security has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond’s face value) on a specified date or dates. An issuer may have the right to redeem or “call” a bond before maturity, which could require reinvestment of the proceeds at lower rates.

A municipal bond’s annual interest income, set by its coupon rate, is usually fixed for the life of the bond. Its current yield (income as a percent of current price) will fluctuate to reflect changes in interest rate levels. For example, a municipal bond’s price usually rises when interest rates fall and vice versa, so its yield stays consistent with current market conditions.

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Certain municipal securities have interest rates that are adjusted periodically. These interest rate adjustments tend to minimize fluctuations in a bond’s price. The maturity of those securities may be shortened under certain specified conditions. Some municipal securities have long-term maturities but are structured with interest rates that reset periodically (typically every 7, 28, or 35 days) through an auction process. If the auction process fails, the security will revert to its long-term maturity, resulting in a higher interest rate, less liquidity, greater volatility and a higher degree of credit risk.

Municipal money market securities generally have maturities of 397 days or less and may be interest-bearing or discounted to reflect the rate of interest paid. In the case of interest-bearing securities, the issuer pays coupon interest and repays the face value at stated rates and times. In the case of a discount money market security, no coupon interest is paid but the security’s price is discounted so that the interest is realized when the security matures at face value.

In purchasing municipals, reliance is placed on the opinion of the issuer’s bond counsel regarding the tax-exempt status of the investment.

Fund investments may also include, but are not limited to, the following types of securities:

Private Activity Bonds and Taxable Municipal Securities

While income from most municipal securities is exempt from federal income taxes, the income from certain types of private activity bonds (a type of revenue bond) is included in the alternative minimum tax calculation. Only persons subject to the alternative minimum tax pay this tax. Private activity bonds may be issued for purposes such as housing or airports or to benefit a private company. Industrial development bonds are a special type of private activity bond permitted under IRS guidelines and are typically backed by a corporate obligor to finance projects benefiting the public.

State and local governments may issue Build America Bonds to finance capital expenditures for which they otherwise could issue tax-exempt governmental bonds. Unlike most other municipal obligations, interest received on Build America Bonds is taxable to the bondholder. These include bonds on which the issuer may receive an interest payment subsidy directly from the U.S. Treasury, known as direct pay Build America Bonds, and bonds on which the investor may receive a tax credit, known as tax credit Build America Bonds.

Fundamental policy   Under normal market conditions, a security will not be purchased if, as a result, less than 80% of fund income would be exempt from federal income taxes.

Income subject to the alternative minimum tax may be included in computing the 80%.

More About the Funds	41

Operating policy   The Money Market and Income Funds may invest without limit in bonds subject to the AMT. The Intermediate Fund may derive only up to 20% of its income from bonds subject to the AMT.

Operating policy (bond funds)   During periods of abnormal market conditions, for temporary defensive purposes, there is no limit on fund investments in high-quality, short-term securities whose income is subject to federal income taxes.

Operating policy   Fund investments in industrial development bonds related to the same industry (such as solid waste, nuclear utility, or airlines) are limited to 25% of total assets. Bonds which are refunded with escrowed U.S. government securities or subject to certain types of guarantees are not subject to the 25% limitation.

Municipal Lease Obligations

A lease is not a full faith and credit obligation of the issuer and is usually backed only by the borrowing government’s unsecured pledge to make annual appropriations for lease payments. There have been challenges to the legality of lease financing in numerous states and, from time to time, certain municipalities have considered not appropriating money for lease payments. In deciding whether to purchase a lease obligation, an assessment is made of the financial condition of the borrower, the merits of the project, the level of public support for the project, and the legislative history of lease financing in the state. These securities may be less readily marketable than other municipals. Fund purchases of unrated lease obligations may also be made.

Securities With “Puts”

Some longer-term municipals give the investor the right to “put,” or sell, the security at par (face value) within a specified number of days following the investor’s request. This feature enhances a security’s liquidity by shortening its effective maturity and may enable it to trade at a price equal to or very close to par. The money fund typically purchases a significant number of these securities; however, they may also be held by a bond fund. Termination of a put feature prior to being exercised could result in the forced holding of the longer-term security, which could experience substantially more volatility.

Securities With Credit Enhancements

Fund securities can have the features described below. A fund may consider a credit enhancement when determining the credit quality, liquidity, or maturity of an investment.

Letters of Credit   Letters of credit are issued by a third party, usually a bank, to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying municipal security should default.

Municipal Bond Insurance   This insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond’s principal and interest will be paid when due. Insurance does not guarantee the price of the bond or the share price of any fund. The credit rating assigned to an insured bond may reflect either the credit rating of the underlying issuer, based on its ability to make interest payments and repay principal in a timely manner, or the credit rating of the insurer, based on its claims-paying ability. In either case, T . Rowe Price bases its determination on whether to purchase an insured municipal bond primarily on the creditworthiness of the underlying issuer rather than the credit rating assigned to the insurer.

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The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured municipal bonds have been fairly low to date and municipal bond insurers have generally been meeting their claims, there is no assurance this will continue. The number of municipal bond insurers is relatively small and certain of these insurers have been downgraded and are no longer taking on new business . As a result, it is possible that default rates on insured bonds and additional insurer downgrades could increase substantially, which could further strain an insurer’s loss reserves and adversely affect its ability to pay claims to bondholders. Despite the quality of the underlying issuer, a downgrade of an insurer’s rating could adversely affect the values of any bonds it insures because the perceived risk of owning the bonds has increased. In the long-term, T . Rowe Price expects that insured bonds are likely to comprise an increasingly smaller segment of the municipal bond market. Further, the inability of municipal bond insurers to maintain high credit ratings may restrict the supply of high-quality, short-term securities available for municipal money market funds and other municipal bond funds.

Standby Purchase Agreements   A Standby Purchase Agreement (SPA) is a
liquidity facility provided to pay the purchase price of bonds that cannot be remarketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider’s obligations under the SPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.

High Yield, High-Risk Bonds (bond funds)

The price and yield of lower-quality (high-yield, high-risk) bonds, commonly referred to as “junk bonds,” can be expected to fluctuate more than the price and yield of higher-quality bonds. Because these bonds are rated below BBB or are in default, they are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Successful investment in lower-medium- and low-quality bonds involves greater investment risk and is highly dependent on T . Rowe Price’s credit analysis. A real or perceived economic downturn or higher interest rates could cause a decline in high-yield bond prices by lessening the ability of issuers to make principal and interest payments. These bonds are often thinly traded and can be more difficult to sell and value accurately than high-quality bonds. Because objective pricing data may be less available, judgment may play a greater role in the valuation process.

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Operating policy   Intermediate and Income Fund investments in below investment-grade bonds, including those with the lowest rating, are limited to 10% and 20%, respectively, of total assets.

Synthetic or Derivative Securities

Derivatives (bond funds ) A derivative is a financial instrument whose value is derived from an underlying security such as a stock or bond or from a market benchmark, such as an interest rate index. Many types of investments representing a wide range of risks and potential rewards are derivatives, including conventional instruments such as callable bonds, futures, and options, as well as other potentially more complex investments such as swaps and structured notes. The use of derivatives can involve leverage. Leverage has the effect of magnifying returns, positively or negatively. The effect on returns will depend on the extent to which an investment is leveraged. For example, an investment of $1, leveraged at 2 to 1, would have the effect of an investment of $2. Leverage ratios can be higher or lower with a corresponding effect on returns. Derivatives will be used only if the expected risks and rewards are consistent with fund objectives, policies, and overall risk profile as described in this prospectus. The bond funds may use derivatives in situations to help accomplish the following: hedge against decline in principal value, increase yield, invest in eligible asset classes with greater efficiency and at a lower cost than is possible through direct investment, or adjust portfolio duration or credit risk exposure.

While individual fund investments may involve leverage, the bond funds will not invest in any high-risk, highly leveraged derivative that , at the time of entering into the derivative transaction, we believe would cause the price volatility of the portfolios to be materially greater than 1 ) an intermediate-term investment-grade bond for the Intermediate Fund; or, 2) a long-term investment-grade bond for the Income Fund.

Derivatives and synthetics that may be used include the following:

Interest Rate Futures (bond funds )   Futures, a type of potentially high-risk derivative, are often used to manage or hedge risk because they enable the investor to buy or sell an asset in the future at an agreed-upon price. Futures (and options on futures) may be bought or sold for any number of reasons, including: to hedge against a potentially unfavorable change in interest rates; to adjust fund exposure to the municipal bond market; in an effort to protect portfolio value or enhance income; to serve as a cash management tool; and to adjust portfolio duration.

Futures contracts and options may not always be successful hedges; their prices can be highly volatile; using them could lower fund total return; and the potential loss from the use of futures can exceed a fund’s initial investment in such contracts.

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Operating policy   Initial margin deposits on futures and premiums on options used for non-hedging purposes will not equal more than 5% a fund’s net asset value.

Residual Interest Securities (bond funds )   These are a type of potentially high-risk derivative. The income stream provided by an underlying municipal bond is divided to create two securities (typically issued by a special purpose trust): one short-term tax-exempt security (sometimes referred to as a “tender option bond”) and one long-term tax-exempt security (sometimes referred to as a “residual certificate” or “inverse floater”) that pays interest at rates that move in the opposite direction of the yield on the short-term security. The interest rate on the short-term component is reset periodically, typically every seven days, through remarketing or another rate-setting process. After income is paid on the short-term security at current rates, the residual income goes to the long-term security. As short-term interest rates rise, the long-term security produces less income (and, in extreme cases, may pay no income) or, as short-term interest rates fall, the long-term security produces more income.

The longer-term securities can be very volatile and may be less liquid than other municipals of comparable maturity and credit quality. Residual interest securities involve varying degrees of leverage. A residual interest security that entails a higher degree of leverage will be subject to greater risk and more volatility with respect to its price and income. Under certain conditions, a fund that has purchased a residual interest security may be required to provide additional collateral for the short-term securities if the value of the underlying municipal bond decreases. During times of extreme market volatility, illiquidity or uncertainty, a fund could be required to sell other portfolio holdings at a disadvantageous price to raise cash to meet obligations in connection with a residual interest security. The Internal Revenue Service has not issued a definitive ruling on the tax-exempt nature of these securities. However, the fund will only invest in securities with a structure that nationally recognized bond counsel has concluded allows for the pass through of tax-exempt interest to investors.

Operating policy   Fund investments in residual interest securities are limited to 10% of total assets.

Floating Rate Certificates   This term covers the short-term component discussed under Residual Interest Securities or other short-term variable rate securities created using underlying tax-exempt fixed - rate bonds. These securities have been developed in the secondary market to meet the demand for short-term, tax-exempt securities. The Internal Revenue Service has not issued a definitive ruling on the tax-exempt nature of these securities. However, the funds will only invest in securities with a structure that nationally recognized bond counsel has concluded allows for the pass through of tax-exempt interest to investors.

Swaps (bond funds)   Fund investments may be made in interest rate, index, total return, credit default, and other types of swap agreements, as well as options on swaps , commonly referred to as “ swaptions .” All of these agreements are considered derivatives and, in certain cases, high-risk derivatives. Interest rate, index, and total return swaps are two-party contracts under which the fund and a counterparty, such as a broker or dealer, agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or indices. Credit default swaps are agreements where one party (the protection buyer) will make periodic payments to another party (the protection seller) in exchange for protection against specified credit events, such as defaults and bankruptcies related to an issuer or underlying credit instrument. Swaps and swaptions can be used for a variety of purposes, including: to manage a fund’s exposure to changes in interest or foreign currency exchange rates and credit quality; as an efficient means of adjusting a fund’s exposure to certain markets; in an effort to enhance income or total return or protect the value of portfolio securities; to serve as a cash management tool; and to adjust portfolio duration or credit risk exposure.

More About the Funds	45

There are risks in the use of swaps and swaptions. Swaps could result in losses if interest or foreign currency exchange rates or credit quality changes are not correctly anticipated by the fund. Total return swaps could result in losses if the reference index, security, or investments do not perform as anticipated. Credit default swaps can increase a fund’s exposure to credit risk and could result in losses if evaluation of the creditworthiness of the counterparty, or of the company or government on which the credit default swap is based, is incorrect. The use of swaps and swaptions may not always be successful. Using them could lower fund total return, their prices can be highly volatile, and the potential loss from the use of swaps can exceed a fund’s initial investment in such instruments. Also, the other party to a swap agreement could default on its obligations or refuse to cash out a fund’s investment at a reasonable price, which could turn an expected gain into a loss.

Operating policies   A swap agreement with any single counterparty will not be entered into if the net amount owed or to be received under existing contracts with that party would exceed 5% of assets or if the net amount owed or to be received by a fund under all outstanding swap agreements will exceed 10% of assets. For swaptions, the total market value of securities covering call or put options may not exceed 25% of total assets. No more than 5% of total assets will be committed to premiums when purchasing call or put options.

Investments in Other Investment Companies (bond funds)

A fund may invest in other investment companies, including open-end funds, closed-end funds, and exchange-traded funds .

A fund may purchase the securities of another investment company to temporarily gain exposure to a portion of the market while awaiting purchase of securities or as an efficient means of gaining exposure to a particular asset class. The fund might also purchase shares of another investment company to gain exposure to the securities in the investment company’s portfolio at times when the fund may not be able to buy those securities directly. Any investment in another investment company would be consistent with the fund’s objective and investment program.

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The risks of owning another investment company are generally similar to the risks of investing directly in the securities in which that investment company invests. However, an investment company may not achieve its investment objective or execute its investment strategy effectively, which may adversely affect the fund’s performance. In addition, because closed-end funds and exchange-traded funds trade on a secondary market, their shares may trade at a premium or discount to the actual net asset value of their portfolio securities and their shares may have greater volatility because of the potential lack of liquidity .

As a shareholder of an investment company not sponsored by T .  Rowe Price, the fund must pay its pro-rata share of that investment company’s fees and expenses. The fund’s investments in non-T .  Rowe Price investment companies are subject to the limits that apply to investments in other funds under the Investment Company Act of 1940 or under any applicable exemptive order .

A fund may also invest in certain other T .  Rowe Price funds as a means of gaining efficient and cost-effective exposure to certain asset classes, provided the investment is consistent with the fund’s investment program and policies. Such an investment could allow the fund to obtain the benefits of a more diversified portfolio than might otherwise be available through direct investments in the asset class, and will subject the fund to the risks associated with the particular asset class. Examples of asset classes in which other T .  Rowe Price mutual funds concentrate their investments include high yield bonds, floating rate loans, international bonds, emerging market bonds, and emerging market stocks. If the fund invests in another T. Rowe Price fund, the management fee paid by the fund will be reduced to ensure that the fund does not incur duplicate management fees as a result of its investment .

All funds

Illiquid Securities

Some fund holdings may be considered illiquid because they are subject to legal or contractual restrictions on resale or because they cannot be sold in the ordinary course of business within seven days at approximately the prices at which they are valued. The determination of liquidity involves a variety of factors. Illiquid securities may include private placements that are sold directly to a small number of investors, usually institutions. Unlike public offerings, such securities are not registered with the SEC . Although certain of these securities may be readily sold, for example under Rule 144A of the Securities Act of 1933, others may have resale restrictions and can be illiquid. The sale of illiquid securities may involve substantial delays and additional costs, and a fund may only be able to sell such securities at prices substantially less than what it believes they are worth.

Operating policy   Fund investments in illiquid securities are limited to 15% of net assets for the bond funds and 5% of net assets for the money fund .

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Maintaining Liquid Investments (money fund)

The fund must generally hold a percentage of its assets in securities that are liquid; that is, securities that may be readily sold in the market or will mature within a short period of time.

Operating policy   The fund may not acquire any security, other than a “weekly liquid asset” (which includes cash, direct obligations of the U.S. government, certain government agency securities, and certain other securities that may be sold or mature within 5 business days), unless it holds at least 30% of its total assets in weekly liquid assets.

Types of Investment Management Practices

Reserve Position (bond funds)

A certain portion of fund assets will be held in short-term, tax-exempt money market securities maturing in one year or less. Fund reserve positions can consist of shares of one or both of the T . Rowe Price internal money funds as well as short-term, investment-grade securities, including tax-exempt commercial paper, municipal notes, and short-term maturity bonds. Some of these securities may have adjustable, variable, or floating rates. For temporary, defensive purposes, there is no limit on a fund’s holdings in reserves (which may not be tax-exempt). If a fund has significant holdings in reserves it could compromise the fund’s ability to achieve its objectives. The reserve position provides flexibility in meeting redemptions, paying expenses, and in the timing of new investments; can help in structuring a fund’s weighted average maturity; and can serve as a short-term defense during periods of unusual market volatility.

When-Issued Securities (all funds) and Forwards (bond funds)

New issues of municipals are often sold on a “when-issued” basis, that is, delivery and payment usually take place 15 to 45 days after the buyer has agreed to the purchase. Some bonds, called “forwards,” have longer-than-standard settlement dates, typically six to 24 months. Interest is not paid on when-issued and forward securities until settlement, and the value of the securities may fluctuate between purchase and settlement. Municipal “forwards” typically carry a substantial yield premium to compensate the buyer for their greater interest rate, credit, and liquidity risks.

Borrowing Money and Transferring Assets

A fund may borrow from banks, other persons, and other T .  Rowe Price funds for temporary emergency purposes to facilitate redemption requests, or for other purposes consistent with fund policies as set forth in this prospectus. Such borrowings may be collateralized with fund assets, subject to restrictions.

Fundamental policy  Borrowings may not exceed 33 1/3% of total assets.

Operating policy  A fund will not transfer portfolio securities as collateral except as necessary in connection with permissible borrowings or investments, and then such transfers may not exceed 33 1/3% of total assets. A fund will not purchase additional securities when borrowings exceed 5% of total assets.

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Credit Quality Considerations

The credit quality of many bond issues is evaluated by rating agencies such as Moody’s and Standard & Poor’s based on the ability of the bond issuer to meet all required interest and principal payments. If a bond is insured, it will usually be rated on the financial strength of the issuer or insurer, whichever is higher. T .  Rowe Price generally bases its evaluation on the underlying issuer and not the insurer. The highest ratings are assigned to those bonds perceived to present the lowest credit risk. T. Rowe Price research analysts also evaluate all fund holdings, including those rated by outside agencies and those that are insured. Other things being equal, lower-rated bonds have higher yields due to greater risk. High-yield bonds, also called “junk” bonds, are those rated below BBB.

Bond ratings are not guarantees. They are estimates of financial strength. Ratings can change at any time due to real or perceived changes in the credit or financial fundamentals of an issuer or insurer.

The following table shows the rating scale used by the major rating agencies. T. Rowe Price considers publicly available ratings but emphasizes its own credit analysis when selecting investments. T .  Rowe Price may consider a bond to be unrated for purposes of a fund’s investment policies and restrictions if it has a rating assigned to it by a rating agency that is based on the credit rating of the bond’s insurer rather than the creditworthiness of the underlying issuer.

Moody’s and Fitch recently recalibrated their ratings to a global scale in order to align the ratings scale used for both municipal and corporate debt securities. This resulted in upgrades to ratings of certain municipal issuers based on the change in methodology and not on improvements in credit quality.

More About the Funds	49

Ratings of Municipal Debt Securities

	Moody’s Investors Service, Inc.	Standard & Poor’s Corporation	Fitch Ratings	Definition
Long Term	Aaa	AAA	AAA	Highest quality
	Aa	AA	AA	High quality
	A	A	A	Upper-medium grade
	Baa	BBB	BBB	Medium grade
	Ba	BB	BB	Speculative
	B	B	B	Highly speculative
	Caa	CCC	CCC	Vulnerable to default
	Ca	CC	CC	Default is imminent
	C	C	C	Probably in default
	Moody’s		S&P		Fitch Ratings

Short Term	MIG1/ VMIG1	Best quality	SP-1+ SP-1	Very strong quality Strong grade	F+1 F-1	Exceptionally strong quality Very strong quality
	MIG2/ VMIG2	High quality	SP-2	Satisfactory grade	F-2	Good quality
	MIG3/ VMIG3	Favorable quality			F-3	Fair quality
	SG	Speculative quality	SP-3	Speculative grade	F -5	Weak quality
Commercial Paper	P-1	Superior quality	A-1+ A-1	Extremely strong quality Strong quality	F-1+ F-1	Exceptionally strong quality Very strong quality
	P-2	Strong quality	A-2	Satisfactory quality	F-2	Good quality
	P-3	Acceptable quality	A-3 B C	Adequate quality Speculative quality Doubtful quality	F-3 F-5	Fair quality Weak quality

Portfolio Turnover (bond funds)

Turnover is an indication of frequency of trading. A fund will not generally trade in securities for short-term profits, but, when circumstances warrant, securities may be purchased and sold without regard to the length of time held. Each time a fund purchases or sells a security, it incurs a cost. This cost is reflected in its net asset value but not in its operating expenses. The higher the turnover rate, the higher the transaction costs and the greater the impact on a fund’s total return. Higher turnover can also increase the possibility of taxable capital gain distributions. The bond funds’ portfolio turnover rates are shown in the Financial Highlights table.

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  DISCLOSURE OF FUND PORTFOLIO INFORMATION

Each T. Rowe Price fund’s portfolio holdings are disclosed on a regular basis in its semiannual and annual shareholder reports , and on Form N-Q, which is filed with the SEC within 60 days of the fund’s first and third fiscal quarter-end. The money funds file detailed month-end portfolio holdings information with the SEC each month. Such information will be made available to the public 60 days after the end of the month to which the information pertains. In addition, the funds disclose their calendar quarter-end portfolio holdings on troweprice.com 15 calendar days after each quarter. Under certain conditions, up to 5% of a fund’s holdings may be included in this portfolio list without being individually identified. Generally, securities would not be individually identified if they are being actively bought or sold and it is determined that the quarter-end disclosure of the holding could be harmful to the fund . A security will not be excluded for these purposes from a fund’s quarter-end holdings disclosure for more than one year. Money funds also disclose their month-end portfolio holdings on troweprice.com five business days after each month. The quarter-end portfolio holdings will remain on the web site for one year and the month-end money fund portfolio holdings will remain on the web site for six months. Each fund also discloses its 10 largest holdings on troweprice.com on the seventh business day after each month-end. These holdings are listed in alphabetical order along with the aggregate percentage of the fund’s total assets that these 10 holdings represent. Each monthly top 10 list will remain on the web site for six months.

 A description of T. Rowe Price’s policies and procedures with respect to the disclosure of portfolio information is in the Statement of Additional Information.

  Financial Highlights

The Financial Highlights table, which provides information about each fund’s financial history, is based on a single share outstanding throughout the periods shown. Each fund’s section of the table is part of each fund’s financial statements, which are included in its annual report and are incorporated by reference into the Statement of Additional Information (available upon request). The total returns in the table represent the rate that an investor would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions and no payment of any applicable account or redemption fees). The financial statements in the annual reports were audited by the funds’ independent registered public accounting firm, PricewaterhouseCoopers LLP.

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	Year ended October 31
Income Fund	2006*	2007*	2008*	2009*	2010*
Net asset value, beginning of period	$10.97	$11.20	$10.99	$9.83	$10.85
Income From Investment Operations
Net investment income	0.45	0.44	0.45	0.48	0.48
Net gains or losses on securities (both realized and unrealized)	0.24	(0.21)	(1.16)	1.01	0.45
Total from investment operations	0.69	0.23	(0.71)	1.49	0.93
Less Distributions
Dividends (from net investment income)	(0.46)	(0.44)	(0.45)	(0.47)	(0.48)
Distributions (from capital gains)	—	—	—	—	—
Total distributions	(0.46)	(0.44)	(0.45)	(0.47)	(0.48)
Net asset value, end of period	$11.20	$10.99	$9.83	$10.85	$11.30
Total return	6.41%	2.09%	(6.66)%	15.59%	8.70%
Ratios/Supplemental Data
Net assets, end of period (in thousands)	$375,290	$448,892	$349,737	$403,583	$557,445
Ratio of expenses to average net assets	0.50%	0.50%	0.50%	0.50%	0.50%
Ratio of net income to average net assets	4.11%	3.97%	4.21%	4.65%	4.31%
Portfolio turnover rate	19.3%	37.4%	36.8%	25.1%	12.1%

* Per share amounts calculated using average shares outstanding method.

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Financial Highlights

	Year ended October 31
Intermediate Fund	2006*	2007*	2008*	2009*	2010*
Net asset value, beginning of period	$10.81	$10.95	$10.86	$10.38	$11.14
Income From Investment Operations
Net investment income	0.40	0.42	0.42	0.41	0.39
Net gains or losses on securities (both realized and unrealized)	0.14	(0.09)	(0.48)	0.76	0.33
Total from investment operations	0.54	0.33	(0.06)	1.17	0.72
Less Distributions
Dividends (from net investment income)	(0.40)	(0.42)	(0.42)	(0.41)	(0.38)
Distributions (from capital gains)	—	—	—	—	—
Total distributions	(0.40)	(0.42)	(0.42)	(0.41)	(0.38)
Net asset value, end of period	$10.95	$10.86	$10.38	$11.14	$11.48
Total return	5.10%	3.04%	(0.63)%	11.44%	6.60%
Ratios/Supplemental Data
Net assets, end of period (in millions)	$276	$607	$779	$1,091	$1,725
Ratio of expenses to average net assets	0.50%	0.50%	0.50%	0.50%	0.50%
Ratio of net income to average net assets	3.70%	3.83%	3.86%	3.79%	3.40%
Portfolio turnover rate	24.8%	24.4%	23.9%	8.9%	8.2%

* Per share amounts calculated using average shares outstanding method.

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Financial Highlights

	Year ended October 31
Money Market Fund	2006*	2007*	2008*	2009*	2010*
Net asset value, beginning of period	$1.00	$1.00	$1.00	$1.00	$1.00
Income From Investment Activities
Net investment income	0.03	0.03	0.02	0.00[a]	0.00[a,c]
Less Distributions
Dividends (from net investment income)	(0.03)	(0.03)	(0.02)	(0.00)[a]	(0.00)[a]
Net asset value, end of period	$1.00	$1.00	$1.00	$1.00	$1.00
Total return	2.92%	3.31%	2.37%	0.39%	0.01%[c]
Ratios/Supplemental Data
Net assets, end of period (in thousands)	$316,100	$315,693	$334,288	$276,852	$222,508
Ratio of expenses to average net assets	0.45%	0.45%	0.45%	0.49%[b]	0.35%[c]
Ratio of net income to average net assets	2.86%	3.26%	2.33%	0.42%	0.01%[c]

*  Per share amounts calculated using average shares outstanding method.

a Net investment income and distributions round to less than $0.01 per share.

b  Includes the effect of participation fees related to the Treasury's Temporary Guarantee Program for Money Market Funds (0.04 % of average net assets).

c  Includes the effect of voluntary management fee waivers of 0.10% of average net assets.

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Investing With T. Rowe Price	4

ACCOUNT REQUIREMENTS AND TRANSACTION INFORMATION

If you are purchasing fund shares through a third-party intermediary, contact the intermediary for information regarding the intermediary’s policies on purchasing, exchanging, and redeeming fund shares as well as initial and subsequent investment minimums.

Tax Identification Number

We must have your correct Social Security or employer identification number on a signed New Account Form or W-9 Form. Otherwise, federal law requires the funds to withhold a percentage of your dividends, capital gain distributions, and redemptions and may subject you to an Internal Revenue Service fine. If this information is not received within 60 days after your account is established, your account may be redeemed at the fund’s net asset value on the redemption date.

Transaction Confirmations

We send immediate confirmations for most of your fund transactions, but some, such as systematic purchases, dividend reinvestments, checkwriting redemptions for money funds, and transactions in money funds used as a Brokerage sweep account, may be reported on your account statement. Please review confirmations and statements as soon as you receive them and promptly report any discrepancies to Shareholder Services.

Employer-Sponsored Retirement Plans and Institutional Accounts T. Rowe Price Trust Company 1-800-492-7670

Transaction procedures in the following sections may not apply to employer-sponsored retirement plans and institutional accounts. For procedures regarding employer-sponsored retirement plans, please call T. Rowe Price Trust Company or consult your plan administrator. For institutional account procedures, please call your designated account manager or service representative.

We do not accept third-party checks for initial purchases; however, we do accept third party checks for subsequent purchases. In addition, T. Rowe Price does not accept purchases by credit card check, cash, or traveler’s checks.

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  OPENING A NEW ACCOUNT

$2,500 minimum initial investment; $1,000 for retirement plans or Uniform Gifts to Minors Act/Uniform Transfers to Minors Act accounts ($25,000 minimum initial investment for Summit Funds only)
Important Information About Opening an Account

Pursuant to federal law, all financial institutions must obtain, verify, and record information that identifies each person or entity that opens an account. This information is needed not only for the person who opens an account, but also for any person who has authority to act on behalf of the account.

When you open an account, you will be asked for the name, residential street address, date of birth, and Social Security number or employer identification number for each account owner and person(s) opening an account on behalf of others, such as custodians, agents, trustees, or other authorized signers. Corporate and other institutional accounts require documents showing the existence of the entity (such as articles of incorporation or partnership agreements) to open an account. Certain other fiduciary accounts (such as trusts or power of attorney arrangements) require documentation, which may include an original or certified copy of the trust agreement or power of attorney to open an account. For more information, call Investor Services.

We will use this information to verify the identity of the person(s)/entity opening the account. We will not be able to open your account until we receive all of this information. If we are unable to verify your identity, we are authorized to take any action permitted by law. (See Rights Reserved by the Funds.)

The funds are generally available only to investors residing in the United States. In addition, purchases in state tax-free funds are limited to investors living in states where the fund is available. The address of record on your account must be located in one of these states or you will be restricted from purchasing fund shares. Contact Investor Services for more information.

Account Registration

If you own other T. Rowe Price funds, be sure to register any new account just like your existing accounts so you can exchange shares among them easily. (The name(s) of the account owner(s) and the account type must be identical.)

For joint accounts or other types of accounts owned or controlled by more than one party, either owner/party has complete authority to act on behalf of all and give instructions concerning the account without notice to the other party. T. Rowe Price may, in its sole discretion, require written authorization from all owners/parties to act on the account for certain transactions (for example, to transfer ownership).

By Mail

Please make your check payable to T. Rowe Price Funds (otherwise it will be returned), and send your check, together with the New Account Form, to the appropriate address below:

via U.S. Postal Service
 T. Rowe Price Account Services
P.O. Box 17300
Baltimore, MD 21297-1300

via private carriers/overnight services

T. Rowe Price Account Services
Mailcode 17300
4515 Painters Mill Road
Owings Mills, MD 21117-4903

Note: Please use the correct address to avoid a delay in opening your new account.

By Wire

Call Investor Services for an account number and wire transfer instructions.

In order to obtain an account number, you must supply the name, date of birth, Social Security or employer identification number, and residential or business street address for each owner on the account.

Complete a New Account Form and mail it to one of the appropriate T. Rowe Price addresses listed under By Mail.

Note: Investment will be made, but services may not be established and Internal Revenue Service penalty withholding may occur until we receive a signed New Account Form.

Online

You can open a new mutual fund account online. Go to troweprice.com/newaccount, where you can choose the type of account you wish to open.

To open an account electronically, you must be a U.S. citizen residing in the U.S. or a resident alien and not subject to Internal Revenue Service backup withholding. Additionally, you must provide consent to receive certain documents electronically.

You will have the option of providing your bank account information that will enable you to make electronic funds transfers to and from your bank account. To set up this banking service online, additional steps will be taken to verify your identity.

By Exchange

Call Shareholder Services or use your computer (see Automated Services under Information About Your Services). The new account will have the same registration as the account from which you are exchanging. Services for the new account may be carried over by telephone request if they are preauthorized on the existing account. For limitations on exchanging, please see Transaction Procedures and Special Requirements–Excessive and Short-Term Trading.

In Person	Drop off your New Account Form at any location listed on the back cover and obtain a receipt.

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  PURCHASING ADDITIONAL SHARES

$100 minimum additional purchase ($1,000 for Summit Funds); $50 minimum for retirement plans and Uniform Gifts to Minors Act/Uniform Transfers to Minors Act accounts; $50 minimum for Automatic Asset Builder ($100 for Summit Funds)

By ACH Transfer	Use your computer or call Shareholder Services if you have established electronic transfers using the Automated Clearing House system.
By Wire

Call Shareholder Services or access troweprice.com for wire transfer instructions. For purchases by wire, the wire must be received by T. Rowe Price by the close of the New York Stock Exchange to receive that day’s share price. You may not receive the share price for the same day the wire was initiated.

By Mail

1.   Make your check payable to T. Rowe Price Funds (otherwise it may be returned).

2.   Mail the check to us at the following address with either a fund reinvestment slip or a note indicating the fund you want to buy and your fund account number. Please use the correct address to avoid a delay in processing your transaction.

3.   Remember to provide your account number and the fund name on the memo line of your check.

via U.S. Postal Service
T. Rowe Price Account Services
P.O. Box 17300
Baltimore, MD 21297-1300

(To send mail directly to T. Rowe Price via private carriers and overnight services, see previous section.)

Your transaction will receive the share price for the business day that the request is received by T. Rowe Price (not the day the request is received at the P.O. Box).

By Automatic Asset Builder	Fill out the Automatic Asset Builder section on the New Account or Shareholder Services Form.

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  EXCHANGING AND REDEEMING SHARES

Exchange Service

You can move money from one account to an existing, identically registered account or open a new identically registered account. Remember, exchanges are purchases and sales for tax purposes. (Exchanges into a state tax-free fund are limited to investors living in states where the fund is available.) For exchange policies, please see Transaction Procedures and Special Requirements – Excessive and Short-Term Trading.

Redemptions

Redemption proceeds can be mailed to your account address, sent by Automated Clearing House transfer to your bank, or wired to your bank (provided your bank information is already on file). Redemption proceeds of less than $5,000 sent by wire are subject to a $5 fee paid to the fund. Please note that large purchase and redemption requests initiated through automated services, including the National Securities Clearing Corporation, may be rejected and, in such instances, the transaction must be placed by contacting a service representative.

If you request to redeem a specific dollar amount, and the market value of your account is less than the amount of your request, your redemption will not be processed and you will need to submit a new redemption request in proper form. If you change your address on an account, proceeds will not be mailed to the new address for 15 calendar days after the address change, unless we receive a signature guaranteed letter of instruction.

Some of the T. Rowe Price funds may impose a redemption fee. Check the fund’s prospectus under Contingent Redemption Fee in Pricing Shares and Receiving Sale Proceeds. The fee is paid to the fund.

For redemptions by check or electronic transfer, please see Information About Your Services.

By Phone

Call Shareholder Services

If you find our phones busy during unusually volatile markets, please consider placing your order by your computer (if you have previously authorized these services) or express mail.

By Mail

For each account involved, provide the account name and number, fund name, and exchange or redemption amount. For exchanges, be sure to specify any fund you are exchanging out of and the fund or funds you are exchanging into. T. Rowe Price may require a signature guarantee of all registered owners (see Transaction Procedures and Special Requirements – Signature Guarantees). Please use the appropriate address below to avoid a delay in processing your transaction:

For nonretirement and individual retirement accounts:
via U.S. Postal Service
 T. Rowe Price Account Services
P.O. Box 17302
Baltimore, MD 21297-1302

via private carriers/overnight services
T. Rowe Price Account Services
Mailcode 17302
4515 Painters Mill Road
Owings Mills, MD 21117-4903

For employer-sponsored retirement accounts:
via U.S. Postal Service
T. Rowe Price Trust Company
P.O. Box 17479
Baltimore, MD 21297-1479

via private carriers/overnight services
T. Rowe Price Trust Company
Mailcode 17479
4515 Painters Mill Road
Owings Mills, MD 21117-4903

For requests that are not sent via private carriers or overnight services, your transaction will receive the share price for the business day that the request is received by T. Rowe Price (not the day the request is received at the P.O. Box).

Requests for redemptions from employer-sponsored retirement accounts may be required to be in writing; please call T. Rowe Price Trust Company or your plan administrator for instructions. Individual retirement account distributions may be requested in writing or by telephone; please call Shareholder Services to obtain an Individual Retirement Account Distribution Form or an Individual Retirement Account Shareholder Services Form to authorize the telephone redemption service.

Online

Customers with Account Access (our secure self-service web platform for individual investors) can electronically exchange shares between identically registered T. Rowe Price accounts and electronically redeem shares from their mutual fund accounts.

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  RIGHTS RESERVED BY THE FUNDS

T. Rowe Price funds and their agents, in their sole discretion, reserve the following rights: (1) to waive or lower investment minimums; (2) to accept initial purchases by telephone; (3) to refuse any purchase or exchange order; (4) to cancel or rescind any purchase or exchange order placed through an intermediary, no later than the business day after the order is received by the intermediary (including, but not limited to, orders deemed to result in excessive trading, market timing, or 5% ownership); (5) to cease offering fund shares at any time to all or certain groups of investors; (6) to freeze any account and suspend account services when notice has been received of a dispute regarding the ownership of the account or a legal claim against an account, or there is reason to believe a fraudulent transaction may occur; (7) to otherwise modify the conditions of purchase and modify or terminate any services at any time; (8) to waive any wire, small account, maintenance, or fiduciary fees charged to a group of shareholders; (9) to act on instructions reasonably believed to be genuine; (10) to involuntarily redeem your account at the net asset value calculated the day the account is redeemed, in cases of threatening conduct, suspected fraudulent or illegal activity, or if the fund or its agent is unable, through its procedures, to verify the identity of the person(s) or entity opening an account; and (11) for money funds, to suspend redemptions and postpone the payment of proceeds to facilitate an orderly liquidation of the fund.

Investing With T. Rowe Price	59

  INFORMATION ABOUT YOUR SERVICES

Shareholder Services 1-800-225-5132 Investor Services 1-800-638-5660

Many services are available to you as a shareholder; some you receive automatically, and others you must authorize or request on the New Account Form. By signing up for services on the New Account Form, you avoid having to complete a separate form at a later time and obtain a signature guarantee. This section discusses some of the services currently offered.

Retirement Plans

We offer a wide range of plans for individuals, institutions, and large and small businesses: Traditional IRAs, Roth IRAs, SIMPLE IRAs, SEP-IRAs, 401(k)s, and 403(b)(7)s. For information on individual retirement accounts or our no-load variable annuity (for existing variable annuity contract holders), call Investor Services. For information on all other retirement plans, please call our Trust Company at 1-800-492-7670.

Investing for College Expenses

We can help you save for future college expenses on a tax-advantaged basis.

Education Savings Accounts (formerly known as Education IRAs) Invest up to $2,000 a year per beneficiary depending on your annual income; account earnings are federal income tax-free when used for qualified expenses.

529 Plans
 T. Rowe Price manages three 529 plans that are available directly to investors: the T. Rowe Price College Savings Plan (a national plan sponsored by the Education Trust of Alaska), the Maryland College Investment Plan, and the University of Alaska College Savings Plan. Account earnings are federal income tax-free when used for qualified expenses. For more information on the T. Rowe Price College Savings Plan (national plan), call 1-800-369-3641; Maryland College Investment Plan, call 1-888-4-MD-GRAD; and University of Alaska College Savings Plan, call
1-866-277-1005.

Automated Services Tele*AccessSM 1-800-638-2587 24 hours, 7 days	Tele*AccessSM 24-hour service via a toll-free number enables you to access information on fund performance, prices, distributions, account balances, and your latest transaction.
Web Address troweprice.com	Online Account Access You can sign up online to conduct account transactions through our website.
Plan Account Line 1-800-401-3279	This 24-hour service is similar to Tele*AccessSM but is designed specifically to meet the needs of retirement plan investors.
By Telephone and In Person	Buy, sell, or exchange shares by calling one of our service representatives or by visiting one of our investor center locations whose addresses are listed on the back cover.
Electronic Transfers

By Automated Clearing House
This free service allows you to move as little as $100 or as much as $250,000 between your bank account and fund account using the Automated Clearing House system. Enter instructions via your personal computer or call Shareholder Services.

By Wire
Electronic transfers can be conducted via bank wire. There is a $5 fee for wire redemptions under $5,000, and your bank may charge for incoming or outgoing wire transfers regardless of size.

Checkwriting

(Not available for equity funds or the Emerging Markets Bond, High Yield, International Bond, or U.S. Bond Index Funds) You may write an unlimited number of free checks on any money fund and most bond funds, with a minimum of $500 per check. Keep in mind, however, that a check results in a redemption; a check written on a bond fund will create a taxable event which you and we must report to the Internal Revenue Service.

Automatic Investing

Automatic Asset Builder
You can instruct us to move $50 ($100 for Summit Funds) or more from your bank account, or you can instruct your employer to send all or a portion of your paycheck to the fund or funds you designate.

Automatic Exchange
You can set up systematic investments from one fund account into another, such as from a money fund into a stock fund.

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  T. ROWE PRICE BROKERAGE

To Open an Account 1-800-638-5660 For Existing Brokerage Customers 1-800-225-7720

Investments available through our brokerage service include  stocks, options, bonds, and others  at commission savings over full-service brokers.* We also provide a wide range of services, including:

Automated Telephone and Computer Services
 You can enter stock and option orders, access quotes, and review account information around the clock by phone with Tele-Trader or via the Internet with Account Access-Brokerage.

Investor Information
 A variety of informative reports, such as our Brokerage Insights series, as well as access to online research tools, can help you better evaluate economic trends and investment opportunities.

Dividend Reinvestment Service
 If you elect to participate in this service, the cash dividends from the eligible securities held in your account will automatically be reinvested in additional shares of the same securities free of charge. Most securities listed on national securities exchanges or NASDAQ are eligible for this service.

*Services vary by firm.

T. Rowe Price Brokerage is a division of T. Rowe Price Investment Services, Inc., Member FINRA/SIPC.

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  INVESTMENT INFORMATION

To help you monitor your investments and make decisions that accurately reflect your financial goals, T. Rowe Price offers a wide variety of information in addition to account statements. Most of this information is also available on our website at troweprice.com.

If your account has no activity in it for a certain period of time, T.  Rowe Price may be required to transfer your account to the appropriate state under its abandoned property laws.

A note on mailing procedures: If two or more members of a household own the same fund, we economize on fund expenses by sending only one fund report and prospectus. If you need additional copies or do not want your mailings to be “householded,” please call Shareholder Services at 1-800-225-5132 or write to us at P.O. Box 17630, Baltimore, MD 21297-1630.

Shareholder Reports
 Fund managers’ annual and semiannual reviews of their strategies and performance.

The T. Rowe Price Report
 A quarterly investment newsletter discussing markets and financial strategies and including the Performance Update, a review of all T. Rowe Price fund results.

Insights
 Educational reports on investment strategies and financial markets.

Investment Guides
 Asset Mix Worksheet, Diversifying Overseas: A T. Rowe Price Guide to International Investing, Managing Your Retirement Distribution, Retirement Readiness Guide, and Retirement Planning Kit.

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  T. Rowe Price Privacy Policy

In the course of doing business with T. Rowe Price, you share personal and financial information with us. We treat this information as confidential and recognize the importance of protecting access to it.

You may provide information when communicating or transacting business with us in writing, electronically, or by phone. For instance, information may come from applications, requests for forms or literature, and your transactions and account positions with us. On occasion, such information may come from consumer reporting agencies and those providing services to us.

We do not sell information about current or former customers to any third parties, and we do not disclose it to third parties unless necessary to process a transaction, service an account, or as otherwise permitted by law. We may share information within the T. Rowe Price family of companies in the course of providing or offering products and services to best meet your investing needs. We may also share that information with companies that perform administrative or marketing services for T. Rowe Price, with a research firm we have hired, or with a business partner, such as a bank or insurance company with which we are developing or offering investment products. When we enter into such a relationship, our contracts restrict the companies’ use of our customer information, prohibiting them from sharing or using it for any purposes other than those for which they were hired.

We maintain physical, electronic, and procedural safeguards to protect your personal information. Within T. Rowe Price, access to such information is limited to those who need it to perform their jobs, such as servicing your accounts, resolving problems, or informing you of new products or services. Finally, our Code of Ethics, which applies to all employees, restricts the use of customer information and requires that it be held in strict confidence.

This Privacy Policy applies to the following T. Rowe Price family of companies: T. Rowe Price Associates, Inc.; T . Rowe Price Advisory Services, Inc.; T. Rowe Price Investment Services, Inc.; T. Rowe Price Savings Bank; T. Rowe Price Trust Company; and the T. Rowe Price Funds.

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To help you achieve your financial goals, T . Rowe Price offers a wide range of stock, bond, and money market investments, as well as convenient services and informative reports.

For mutual fund or T . Rowe Price Brokerage information

Investor Services

1-800-638-5660

For existing accounts

Shareholder Services

1-800-225-5132

For the hearing impaired

1-800-367-0763

For performance, prices or account information

Tele*AccessSM

24 hours, 7 days
1-800-638-2587

Internet address

troweprice.com

Plan Account Line

For retirement plan investors: The appropriate 800 number appears on your retirement account statement.

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Investor Centers

For directions, call
1-800-225-5132 or
visit our web site

Baltimore Area

Downtown

105 East Lombard
Street

Owings Mills

Three Financial Center
4515 Painters Mill Road

Boston Area

386 Washington Street
Wellesley

Chicago Area

Northbrook

40 Skokie Boulevard
Suite 100

Oak Brook

1900 Spring Road
Suite 104

Colorado Springs

2260 Briargate Parkway

Florida Area

Boca Raton

Wachovia Plaza
925 S. Federal Highway
Suite 175

Tampa

4211 W. Boy Scout
Boulevard
8th Floor

Los Angeles Area

10100 Santa Monica
Boulevard
Suite 100
Century City

New Jersey Area

Short Hills

51 JFK Parkway
1st Floor West

Paramus

35 Plaza Office Center
East 81 Route 4 West

New York Area

1100 Franklin Avenue
Suite 101
Garden City

San Francisco Area

1990 N. California Boulevard
Suite 100
Walnut Creek

Washington, D.C. Area

Downtown

900 17th Street, N.W.
Farragut Square

Tysons Corner

1600 Tysons Boulevard
Suite 150
McLean, Virginia

A Statement of Additional Information for the T. Rowe Price family of funds has been filed with the SEC and is incorporated by reference into this prospectus. Further information about fund investments, including a review of market conditions and the manager’s recent strategies and their impact on performance, is available in the annual and semiannual shareholder reports. To obtain free copies of any of these documents, or for shareholder inquiries, call
  1-800-638-5660. These documents and updated performance information are available through troweprice.com.

Fund information and Statements of Additional Information are also available from the Public Reference Room of the SEC. Infor mation on the operation of the Public Reference Room may be obtained by calling the SEC at
1-202-551-8090. Fund reports and other fund information are available on the EDGAR Database on the SEC’s Internet site at
  http://www.sec.gov. Copies of this information may be obtained, after paying a duplicating fee, by electronic request at publicinfo@sec.gov, or by writing the Public Reference Room, Washington , D.C. 20549-1520.

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T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202

1940 Act File No. 811-7095	C10-040 3/1/11